Exhibit 17(a)



                     MERRILL LYNCH CALIFORNIA BOND FUND OF
                            ML CALIF MUN SERIES TR





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                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND


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                 Merrill Lynch California Municipal Bond Fund
              of Merrill Lynch California Municipal Series Trust

                                                            December 27, 2000

  This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

  The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.


                                                        Table  of  Contents

                                                               PAGE

(KEY FACTS ICON)
KEY FACTS
Merrill Lynch California Municipal Bond Fund at a Glance          3
Risk/Return Bar Chart                                             5
Fees and Expenses                                                 6

(DETAILS ABOUT THE FUND ICON)
DETAILS ABOUT THE FUND
How the Fund Invests                                              8
Investment Risks                                                  9

(YOUR ACCOUNT ICON)
YOUR ACCOUNT
Merrill Lynch Select Pricing(SM) System                           15
How to Buy, Sell, Transfer and Exchange Shares                    21
Participation in Fee-Based Programs                               25

(MANAGEMENT OF THE FUND ICON)
MANAGEMENT OF THE FUND
Fund Asset Management                                             28
Financial Highlights                                              29

(FOR MORE INFORMATION ICON)
 FOR MORE INFORMATION
Shareholder Reports                                               Back Cover
Statement of Additional Information                               Back Cover


                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.

Investment Grade -- any of the four highest debt obligation ratings by recognized rating agencies, including Moody's Investors Service, Inc., Standard & Poor's or Fitch, Inc.

California Municipal Bond -- a debt obligation issued by or on behalf of a governmental entity in California or other qualifying issuer that pays interest exempt from California income taxes as well as from Federal income tax.


MERRILL LYNCH CALIFORNIA
MUNICIPAL BOND FUND AT A GLANCE
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What is the Fund's investment objective?

The investment objective of the Fund is to provide shareholders with income exempt from Federal and California income taxes.

What are the Fund's main investment strategies?

The Fund invests primarily in a portfolio of long term investment grade California municipal bonds. These may be obligations of a variety of issuers including governmental entities in California and issuers located in Puerto Rico, the U.S. Virgin Islands and Guam. The Fund will invest at least 65% of its total assets in California municipal bonds and at least 80% of its total assets in California municipal bonds and other bonds that pay interest exempt from Federal income tax but not California income tax. The Fund may invest up to 20% of its assets in high yield bonds (also known as "junk" bonds); however, the Fund will not invest in bonds that are in default or that Fund management believes will be in default. The Fund also may invest in certain types of derivative securities. When choosing investments, Fund management considers various factors, including the credit quality of issuers, yield analysis, maturity analysis and the call features of the obligations. Under normal circumstances, the Fund's weighted average maturity will be more than ten years. The Fund cannot guarantee that it will achieve its objective.


What are the main risks of investing in the Fund?

As with any mutual fund, the value of the Fund's investments -- and therefore the value of Fund shares -- may fluctuate. These changes may occur in response to interest rate changes or other developments that may affect the municipal bond market generally or a particular issuer or obligation. Generally, when interest rates go up, the value of debt instruments like municipal bonds goes down. Also, Fund management may select securities that underperform the bond market or other funds with similar investment objectives and investment strategies. If the value of the Fund's investments goes down, you may lose money. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.
                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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Since the Fund invests at least 65% of its assets in California municipal bonds, it is more exposed to negative political or economic factors in California than a fund that invests more widely.

Derivatives and high yield bonds may be volatile and subject to liquidity, leverage and credit risks.

Who should invest?

The Fund may be an appropriate investment for you if you:


  o Are looking for income that is exempt from Federal and California income taxes

  o Want a professionally managed portfolio without the administrative burdens of direct investments in municipal bonds

  o Are looking for liquidity

  o Can tolerate the risk of loss caused by negative political or economic developments in California, changes in interest rates or adverse changes in the price of bonds in general

                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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RISK/ RETURN BAR CHART
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The bar chart and table shown below provide an indication of the risks of investing in the Fund. The bar chart shows changes in the Fund's performance for Class B shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Fund's shares for the periods shown with those of the Lehman Brothers Municipal Bond Index. How the Fund performed in the past is not necessarily an indication of how the Fund will perform in the future.

(RISK-RETURN BAR CHART)

[RISK/RETURN BAR CHART]

                                                                 1990    5.51
                                                                 1991   10.33
                                                                 1992    7.94
                                                                 1993   12.22
                                                                 1994   -7.50
                                                                 1995   17.07
                                                                 1996    3.87
                                                                 1997    8.21
                                                                 1998    5.41
                                                                 1999   -5.43

During the ten-year period shown in the bar chart, the highest return for a quarter was 7.50% (quarter ended March 31, 1995) and the lowest return for a quarter was (6.25%) (quarter ended March 31, 1994). The Fund's year-to-date return as of September 30, 2000 was (8.09%).


                                                                                                      Past Ten
      Average Annual Total Returns (as of the calendar year ended      Past One    Past Five         Years/Since
                          December 31, 1999)                             Year        Years            Inception
      Merrill Lynch California Municipal                           A    (8.84)%        5.25%            5.62%
      Bond Fund*
      Lehman Brothers Municipal Bond Index**                            (2.06)%        6.91%            6.89%
      Merrill Lynch California Municipal                           B    (9.03)%        5.58%            5.52%
      Bond Fund*
      Lehman Brothers Municipal Bond Index**                            (2.06)%        6.91%            6.89%
      Merrill Lynch California Municipal                           C    (6.52)%        5.45%            4.88%(dagger)
      Bond Fund*
      Lehman Brothers Municipal Bond Index**                            (2.06)%        6.91%    6.75%(dagger)(dagger)
      Merrill Lynch California Municipal                           D    (8.85)%        5.14%            4.61%(dagger)
      Bond Fund*
      Lehman Brothers Municipal Bond Index**                            (2.06)%        6.91%    6.75%(dagger)(dagger)


  * Includes sales charge.




 ** This unmanaged Index consists of long-term revenue bonds, prerefunded bonds, general obligation bonds and insured bonds. Past performance is not predictive of future performance.




  (dagger)         Inception date is October 21, 1994.
 (dagger)(dagger)  Since October 31, 1994.

                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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UNDERSTANDING EXPENSES

Fund investors pay various fees and expenses, either directly or indirectly. Listed below are some of the main types of expenses, which the Fund may charge:

Expenses paid directly by the shareholder:

Shareholder Fees -- these include sales charges which you may pay when you buy or sell shares of the Fund.

Expenses paid indirectly by the shareholder:

Annual Fund Operating Expenses -- expenses that cover the costs of operating the Fund.

Management Fee -- a fee paid to the Manager for managing the Fund.

Distribution Fees -- fees used to support the Fund's marketing and distribution efforts, such as compensating Financial Consultants and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees -- fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.


FEES AND EXPENSES
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The Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Consultant can help you with this decision.

This table shows the different fees and expenses that you may pay if you buy and hold the different classes of shares of the Fund. Future expenses may be greater or less than those indicated below.


 Shareholder Fees (fees paid directly from your investment)(a):                    Class A   Class B(b)  Class C   Class D
  Maximum Sales Charge (Load) imposed on purchases (as a
  percentage of offering price)                                                    4.00%(c)  None        None      4.00%(c)
  Maximum Deferred Sales Charge (Load) (as a percentage of
  original purchase price or redemption proceeds, whichever
  is lower)                                                                        None(d)   4.00%(c)    1.00%(c)  None(d)
  Maximum Sales Charge (Load) imposed on Dividend
  Reinvestments                                                                    None      None        None      None
  Redemption Fee                                                                   None      None        None      None
  Exchange Fee                                                                     None      None        None      None
 Annual Fund Operating Expenses (expenses that
  are deducted from Fund assets):
 Management Fee(e)                                                                 0.55%     0.55%       0.55%     0.55%
  Distribution and/or Service (12b-1) Fees(f)                                      None      0.50%       0.60%     0.10%
  Other Expenses (including transfer agency fees)(g)                               0.12%     0.13%       0.13%     0.12%
  Total Annual Fund Operating Expenses                                             0.67%     1.18%       1.28%     0.77%





 (a) In addition, Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or redeems shares. See "How to Buy, Sell, Transfer and Exchange Shares."
 (b) Class B shares automatically convert to Class D shares about ten years after you buy them. Then they will no longer be subject to distribution fees and will pay lower account maintenance fees.
 (c)   Some investors may qualify for reductions in the sales charge (load).
 (d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
 (e) The Fund pays the Manager a fee at the annual rate of 0.55% of the average daily net assets of the Fund not exceeding $500 million; 0.525% of the average daily net assets in excess of $500 million but not exceeding $1 billion; and 0.50% of the average daily net assets in excess of $1 billion. For the fiscal year ended August 31, 2000, the Manager received a fee equal to 0.55% of the Fund's average daily net assets, but the Manager voluntarily waived $7,088 of the management fee due.
 (f) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares for a long time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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(footnotes continued from previous page)

 (g) The Fund pays the Transfer Agent $11.00 for each Class A and Class D shareholder account and $14.00 for each Class B and Class C shareholder account and reimburses the Transfer Agent's out-of-pocket expenses. The Fund pays a 0.10% fee for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor program. The Fund also pays a $0.20 monthly closed account charge, which is assessed upon all accounts that close during the year. This fee begins the month following the month the account is closed and ends at the end of the calendar year. For the fiscal year ended August 31, 2000, the Fund paid the Transfer Agent fees totaling $153,596. The Manager provides accounting services to the Fund at its cost. For the fiscal year ended August 31, 2000, the Fund reimbursed the Manager $134,600 for these services. The Trust on behalf of the Fund has entered into an agreement with State Street Bank and Trust Company pursuant to which State Street, as of January 1, 2001, will provide accounting services to the Fund. The Fund will pay the cost of these services.


Examples:

These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:


EXPENSES IF YOU DID REDEEM YOUR SHARES:
                ---

                              1 Year   3 Years   5 Years   10 Years

Class A                       $  466   $   606   $   758   $  1,201
Class B                       $  520   $   575   $   649   $  1,432
Class C                       $  230   $   406   $   702   $  1,545
Class D                       $  475   $   636   $   811   $  1,316



EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:
                -------

                               1 Year   3 Years   5 Years   10 Years
Class A                       $  466   $   606   $   758   $  1,201
Class B                       $  120   $   375   $   649   $  1,432
Class C                       $  130   $   406   $   702   $  1,545
Class D                       $  475   $   636   $   811   $  1,316

                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND
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ABOUT THE PORTFOLIO MANAGER

Walter O'Connor is the portfolio manager of the Fund. Mr. O'Connor has been a Director (Tax-Exempt Fund Management) of Merrill Lynch Investment Managers since 1997 and was a Vice President thereof from 1993 to 1997.

ABOUT THE MANAGER

The Fund is managed by Fund Asset Management.


HOW THE FUND INVESTS
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The Fund's main objective is to seek income exempt from Federal and California income taxes. The Fund invests primarily in long term, investment grade California municipal bonds. These may be obligations of a variety of issuers including governmental entities or other qualifying issuers. Issuers may be located in California or in other qualifying jurisdictions such as Puerto
Rico, the U.S. Virgin Islands and Guam.

The Fund may invest in either fixed rate or variable rate obligations. At least 80% of the Fund's total assets will be invested in investment grade securities. The Fund may invest up to 20% of its total assets in high yield ("junk") bonds. These bonds are generally more speculative and involve greater price fluctuations than investment grade securities.

The Fund generally will invest at least 80% of its total assets in obligations that pay interest exempt from Federal income tax and at least 65% of its total assets in California municipal bonds. Under normal conditions, the Fund's weighted average maturity will be more than ten years. For temporary periods, however, the Fund may invest up to 35% of its total assets in short term tax exempt or taxable money market obligations, although the Fund will not generally invest more than 20% of its net assets in taxable money market obligations. As a temporary measure for defensive purposes, the Fund may invest without limitation in short term tax exempt or taxable money market obligations. These short term investments may limit the potential for the Fund to achieve its objective.

The Fund may use derivatives including futures, options, indexed securities and inverse securities. Derivatives are financial instruments whose value is derived from another security or an index such as the Lehman Brothers Municipal Bond Index.

The Fund's investments may include private activity bonds that may subject certain shareholders to a Federal alternative minimum tax.

Economic conditions in California are influenced by developments in a number of industries including technology business services (such as computer software), construction, computers and electronic components, as well as by the economies of Canada and Latin America, California's largest trading partners. Fund management believes that current economic conditions in California will enable the Fund to continue to invest in high quality California municipal bonds.


                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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Fund management considers a variety of factors when choosing investments, such as:

  o Credit Quality of Issuers -- based on bond ratings and other factors including economic and financial conditions.

  o Yield Analysis -- takes into account factors such as the different yields available on different types of obligations and the shape of the yield curve (longer term obligations typically have higher yields).

  o Maturity Analysis -- the weighted average maturity of the portfolio will be maintained within a desirable range as determined from time to time. Factors considered include portfolio activity, maturity of the supply of available bonds and the shape of the yield curve.

  In addition, Fund management considers the availability of features that protect against an early call of a bond by the issuer.


  INVESTMENT RISKS
-----------------------------------------------------------------------------


  This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its goals or that the Fund's performance will be positive for any period of time.

  Bond Market and Selection Risk -- Bond market risk is the risk that the bond market will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the market or other funds with similar investment objectives and investment strategies.

  Credit Risk -- Credit risk is the risk that the issuer will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

  Interest Rate Risk -- Interest rate risk is the risk that prices of municipal bonds generally increase when interest rates decline and decrease when

                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

State Specific Risk -- The Fund will invest primarily in California municipal bonds. As a result, the Fund is more exposed to risks affecting issuers of California municipal bonds than is a municipal bond fund that invests more widely. During the late 1990's, California's economy began to recover from a deep recession it suffered at the beginning of the decade. California's financial condition improved markedly during the fiscal years starting in 1995-1996, with a combination of better than expected revenues, a slowdown in growth of social welfare programs, and continued spending restraint based on actions taken in earlier years. California's cash position also improved, and no external deficit borrowing occurred over the end of the last five fiscal years. The last borrowing to spread out the repayment of a budget deficit over the end of a fiscal year was $4.0 billion of revenue anticipation warrants issued in July 1994, which became due for payment in April 1996. As of September 2000, California's general obligations bonds are rated Aa2, AA, and AA by Moody's, S&P and Fitch, respectively.

Call and Redemption Risk -- A bond's issuer may call a bond for redemption before it matures. If this happens to a bond the Fund holds, the Fund may lose income and may have to invest the proceeds in bonds with lower yields.

Borrowing And Leverage -- The Fund may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund's portfolio. Borrowing will cost the Fund interest expense and other fees. The costs of borrowing may reduce the Fund's return. Certain securities that the Fund buys may create leverage including, for example, when issued securities, forward commitments and options.

Risks associated with certain types of obligations in which the Fund may invest include:

General Obligation Bonds -- The faith, credit and taxing power of the issuer that issues a general obligation bond secures payment of interest and repayment of principal. Timely payments depend on the issuer's credit quality, ability to raise tax revenues and ability to maintain an adequate tax base.


                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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Revenue Bonds -- Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source. These payments depend on the money earned by the particular facility or class of facilities. Industrial development bonds are one type of revenue bond.

Industrial Development Bonds -- Municipalities and other public authorities issue industrial development bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its faith, credit and taxing power for repayment. If the private enterprise defaults on its payments, the Fund may not receive any income or get its money back from the investment.

Moral Obligation Bonds -- Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

Municipal Notes -- Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the notes may not be fully repaid and the Fund may lose money.

Municipal Lease Obligations -- In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, it may be difficult to sell the property and the proceeds of a sale may not cover the Fund's loss.

Insured Municipal Bonds -- Bonds purchased by the Fund may be covered by insurance that guarantees timely interest payments and repayment of principal on maturity. If a bond's insurer fails to fulfill its obligations or loses its credit rating, the value of the bond could drop. Insured bonds are subject to market risks.
                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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  Junk Bonds -- Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. The Fund does not intend to purchase debt securities that are in default or that Fund management believes will be in default. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Fund. Junk bonds generally are less liquid and experience more price volatility than higher rated debt securities. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds may be subject to greater call and redemption risk than higher rated debt securities.


  When Issued Securities, Delayed Delivery Securities And Forward Commitments When issued and delayed delivery securities and forward commitments involve the risk that the security the Fund buys will lose value prior to its delivery to the Fund. There also is the risk that the security will not be issued or that the other party will not meet its obligation, in which case the Fund loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

  Variable Rate Demand Obligations -- Variable rate demand obligations (VRDOs) are floating rate securities that combine an interest in a long term municipal bond with a right to demand payment before maturity from a bank or other financial institution. If the bank or financial institution is unable to pay, the Fund may lose money.


  Illiquid Securities -- The Fund may invest up to 15% of its assets in illiquid securities that it cannot easily resell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly resell them or may be able to sell them only at a price below current value.


  Derivatives -- The Fund may use derivative instruments including indexed and inverse securities, options on portfolio positions, options on securities or other financial indices, financial futures and options on such futures. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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  Derivatives are volatile and involve significant risks, including:

  Credit Risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.


  Leverage Risk -- the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.


  Liquidity Risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.


  The Fund may use derivatives for hedging purposes including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.


  Indexed and Inverse Floating Rate Securities -- The Fund may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Fund may also invest in securities whose return is inversely related to changes in an interest rate (inverse floaters). In general, income on inverse floaters will decrease when short term interest rates increase and increase when short term interest rates decrease. Investments in inverse floaters may subject the Fund to the risks of reduced or eliminated interest payments and losses of principal. In addition,


                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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  certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Fund's investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate, tax exempt securities. Indexed securities and inverse floaters are derivative securities and can be considered speculative.
  STATEMENT OF ADDITIONAL INFORMATION
  ---------------------------------------------------------------------------

  If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.

                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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MERRILL LYNCH SELECT PRICING SM SYSTEM
-----------------------------------------------------------------------------

The Fund offers four share classes, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares, you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Consultant can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class A or D shares, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.10%. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Manager, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

If you select Class B or C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.25% on Class B shares or 0.35% on Class C shares and an account maintenance fee of 0.25% on both classes. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying an initial sales charge. In addition, you may be subject to a deferred sales charge when you sell Class B or C shares.

The Fund's shares are distributed by FAM Distributors, Inc., an affiliate of Merrill Lynch. The Fund is a series of the Merrill Lynch California Municipal Series Trust.

                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

                                                                           15

------------------------------------------------------------------------------


[y42793e4279315]


The table below summarizes key features of the Merrill Lynch Select Pricing SM System.


                         Class A                   Class B                    Class C                    Class D
  Availability    Limited to certain      Generally available        Generally available        Generally available
                  investors including:    through Merrill            through Merrill            through Merrill
                  o  Current Class A      Lynch. Limited             Lynch. Limited             Lynch. Limited
                  shareholders            availability through       availability through       availability through
                  o  Participants in      selected securities        selected securities        selected securities
                  certain Merrill Lynch   dealers and other          dealers and other          dealers and other
                  sponsored programs      financial intermediaries.  financial intermediaries.  financial intermediaries.
                  o  Certain affiliates
                  of Merrill Lynch,
                  selected securities
                  dealers and other
                  financial
                  intermediaries.
  Initial Sales   Yes. Payable at time    No. Entire purchase price  No. Entire purchase price  Yes. Payable at time of
  Charge?         of purchase. Lower      is invested in shares of   is invested in shares of   purchase. Lower sales
                  sales charges           the Fund.                  the Fund.                  charges available for
                  available for larger                                                          larger investments.
                  investments.
  Deferred Sales  No. (May be charged     Yes. Payable if you        Yes. Payable if you        No. (May be charged for
  Charge?         for purchases over $1   redeem within four years   redeem within one year of  purchases over $1
                  million that are        of purchase.               purchase.                  million that are redeemed
                  redeemed within one                                                           within one year.)
                  year.)
  Account         No.                     0.25% Account Maintenance  0.25% Account Maintenance  0.10% Account Maintenance
  Maintenance                             Fee 0.25% Distribution     Fee 0.35% Distribution     Fee No Distribution Fee.
  and                                     Fee.                       Fee.
  Distribution
  Fees?
  Conversion to   No.                     Yes, automatically after   No.                        No.
  Class D                                 approximately ten years.
  shares?


                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

16

------------------------------------------------------------------------------

Right of Accumulation -- permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill Lynch mutual funds that offer Select PricingSM options.

Letter of Intent -- permits you to pay the sales charge that would be applicable if you add up all shares of Merrill Lynch Select PricingSM System funds that you agree to buy within a 13 month period. Certain restrictions apply.


Class A and Class D Shares -- Initial Sales Charge Options

If you select Class A or Class D shares, you will pay a sales charge at the time of purchase.

                                                                                            Dealer
                                                         As a % of                       Compensation
                                                         Offering     As a % of Your      as a % of
                              Your Investment              Price       Investment*      Offering Price

                     Less than $25,000                       4.00%             4.17%             3.75%
                     $25,000 but less than $50,000           3.75%             3.90%             3.50%
                     $50,000 but less than $100,000          3.25%             3.36%             3.00%
                     $100,000 but less than $250,000         2.50%             2.56%             2.25%
                     $250,000 but less than $1,000,000       1.50%             1.52%             1.25%
                     $1,000,000 and over                     0.00%             0.00%             0.00%




  * Rounded to the nearest one-hundredth percent.

 ** If you invest $1,000,000 or more in Class A or Class D shares, you may not pay an initial sales charge. In that case, the Manager compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds.


No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class A or Class D shares may apply for:

   o   Purchases under a Right of Accumulation or Letter of Intent

   o   TMASM Managed Trusts

   o   Certain Merrill Lynch investment or central asset accounts

   o Purchases using proceeds from the sale of certain Merrill Lynch closed-end funds under certain circumstances

   o Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees

   o Certain fee-based programs of Merrill Lynch and other financial intermediaries that have agreements with the Distributor or its affiliates.

                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

                                                                             17

-----------------------------------------------------------------------------


[y42793e4279315]

Only certain investors are eligible to buy Class A shares. Your Merrill Lynch Financial Consultant can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A since Class D shares are subject to a 0.10% account maintenance fee, while Class A shares are not.

If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Consultant, selected securities dealer, other financial intermediary or the Fund's Transfer Agent at 1-800-MER-FUND.

Class B and Class C Shares -- Deferred Sales Charge Options

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within four years after purchase, or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.25% for Class B shares and 0.35% for Class C shares and account maintenance fees of 0.25% for Class B and Class C shares each year under distribution plans that the Fund has adopted under Rule 12b-1. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Consultant, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.


                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

18

------------------------------------------------------------------------------


Class B Shares

If you redeem Class B shares within four years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

                                            Years Since Purchase  Sales Charge*
                                            0 -- 1                4.00%
                                            1 -- 2                3.00%
                                            2 -- 3                2.00%
                                            3 -- 4                1.00%
                                            4 and thereafter      0.00%






 * The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.


The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

  o Redemption in connection with participation in certain fee-based programs of Merrill Lynch or other financial intermediaries that have agreements with the Distributor or its affiliates

  o Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year of death or disability or, if later, reasonably promptly following completion of probate, or in connection with involuntary termination of an account in which Fund shares are held

  o Withdrawal through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established


Your Class B shares convert automatically into Class D shares approximately ten years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B to Class D shares is not a taxable event for Federal income tax purposes.
                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

                                                                            19
------------------------------------------------------------------------------


[y42793e4279315]

Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed-income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund's ten year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a shorter conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.


                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

20

------------------------------------------------------------------------------


HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
------------------------------------------------------------------------------

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Consultant may help you with this decision.

Because of the high costs of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.
                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

                                                                            21

------------------------------------------------------------------------------


[y42793e4279315]

    If You Want To             Your Choices                          Information Important for You to Know
 Buy Shares            First, select the share class                 Refer to the Merrill Lynch Select Pricing table on
                       appropriate for you                           page 16. Be sure to read this prospectus carefully.

                       Next, determine the amount of                 The minimum initial investment for the Fund is
                       your investment                               $1,000 for all accounts except that certain Merrill
                                                                     Lynch fee-based programs have a $250 initial
                                                                     minimum investment.
                                                                     (The minimums for initial investments may be
                                                                     waived under certain circumstances.)

                       Have your Merrill Lynch Financial             The price of your shares is based on the next
                       Consultant, selected securities dealer or     calculation of net asset value after your order is
                       other financial intermediary submit your      placed. Any purchase orders placed prior to the
                       purchase order                                close of business on the New York Stock
                                                                     Exchange (generally 4:00 p.m. Eastern time) will
                                                                     be priced at the net asset value determined that
                                                                     day. Certain financial intermediaries, however,
                                                                     may require submission of orders prior to that
                                                                     time.
                                                                     Purchase orders placed after that time will be
                                                                     priced at the net asset value determined on the
                                                                     next business day. The Fund may reject any order to
                                                                     buy shares and may suspend the sale of shares at
                                                                     any time. Selected securities dealers or other
                                                                     financial intermediaries, including Merrill Lynch,
                                                                     may charge a processing fee to confirm a purchase.
                                                                     Merrill Lynch currently charges a fee of $5.35.

                       Or contact the Transfer Agent                 To purchase shares directly, call the Transfer
                                                                     Agent at 1-800-MER-FUND and request a purchase
                                                                     application. Mail the completed purchase
                                                                     application to the Transfer Agent at the address on
                                                                     the inside back cover of this Prospectus.

 Add to Your           Purchase additional shares                    The minimum investment for additional purchases
 Investment                                                          is generally $50 except that certain programs, such
                                                                     as automatic investment plans, may have higher
                                                                     minimums.
                                                                     (The minimum for additional purchases may be waived
                                                                     under certain circumstances.)

                       Acquire additional shares                     All dividends are automatically reinvested without
                       through the automatic dividend                a sales charge.
                       reinvestment plan

                       Participate in the automatic investment       You may invest a specific amount on a periodic
                       plan                                          basis through certain Merrill Lynch investment or
                                                                     central asset accounts.

 Transfer Shares to    Transfer to a participating securities        You may transfer your Fund shares only to another
 Another Securities    dealer or other financial intermediary        securities dealer that has entered into an agreement
 Dealer or Other                                                     with Merrill Lynch. Certain shareholder services
 Financial Intermediary                                              may not be  available for the transferred shares.
                                                                     You may only purchase additional shares of funds
                                                                     previously owned before the transfer.  All future
                                                                     trading of these assets must be coordinated by the
                                                                     receiving firm.

                                      MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

22

----------------------------------------------------------------------------------------------------------------------------



  If You Want To         Your Choices                                Information Important for You to Know
 Transfer Shares   Transfer to a                                     You must either:
 to Another        non-participating                                 o  Transfer your shares to an account with the
 Securities        securities dealer or                              Transfer Agent; or
 Dealer or Other   other financial                                   o  Sell your shares, paying any applicable
 Financial         intermediary                                      deferred sales charge.
 Intermediary
 (continued)

 Sell Your Shares  Have your Merrill Lynch Financial                 The price of your shares is based on the next
                   Consultant, selected securities dealer or         calculation of net asset value after your order is
                   other financial intermediary submit your          placed. For your redemption request to be priced at
                   sales order                                       the net asset value on the day of your request, you
                                                                     must submit your request to your dealer or other
                                                                     financial intermediary prior to that day's close of
                                                                     business on the New York Stock Exchange
                                                                     (generally 4:00 p.m. Eastern time). Certain
                                                                     financial intermediaries, however, may require
                                                                     submission of orders prior to that time. Any
                                                                     redemption request placed after that time will be
                                                                     priced at the net asset value at the close of
                                                                     business on the next business day.
                                                                     Securities dealers or other financial
                                                                     intermediaries, including Merrill Lynch, may charge
                                                                     a fee to process a redemption of shares. Merrill
                                                                     Lynch currently charges a fee of $5.35. No
                                                                     processing fee is charged if you redeem shares
                                                                     directly through the Transfer Agent.
                                                                     The Fund may reject an order to sell shares under
                                                                     certain circumstances.

                   Sell through the                                  You may sell shares held at the Transfer Agent by
                   Transfer Agent                                    writing to the Transfer Agent at the address on the
                                                                     inside back cover of this prospectus. All
                                                                     shareholders on the account must sign the letter. A
                                                                     signature guarantee will generally be required but
                                                                     may be waived in certain limited circumstances. You
                                                                     can obtain a signature guarantee from a bank,
                                                                     securities dealer, securities broker, credit union,
                                                                     savings association, national securities exchange
                                                                     and registered securities association. A notary
                                                                     public seal will not be acceptable. If you hold
                                                                     stock certificates, return the certificates with
                                                                     the letter. The Transfer Agent will normally mail
                                                                     redemption proceeds within seven days following
                                                                     receipt of a properly completed request. If you
                                                                     make a redemption request before the Fund has
                                                                     collected payment for the purchase of shares, the
                                                                     Fund or the Transfer Agent may delay mailing your
                                                                     proceeds. This delay will usually not exceed ten
                                                                     days.

                                                                     You may also sell shares held at the Transfer
                                                                     Agent by telephone request if the amount being sold
                                                                     is less than $50,000 and if certain other
                                                                     conditions are met. Contact the Transfer Agent at
                                                                     1-800-MER-FUND for details.


                                      MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND
                                                                                                     23

--------------------------------------------------------------------------------------------------------


[y42793e4279315]



 If You Want To      Your Choices                             Information Important for You to Know

 Sell Shares      Participate in the                                 You can choose to receive systematic payments
 Systematically   Fund's Systematic                                  from your Fund account either by check or through
                  Withdrawal Plan                                    direct deposit to your bank account on a monthly or
                                                                     quarterly basis. Ifyou hold your Fund shares in a
                                                                     Merrill Lynch CMA(r) or CBA(r) Account you can
                                                                     arrange for systematic redemptions of a fixed
                                                                     dollar amount on a monthly, bi-monthly, quarterly,
                                                                     semi-annual or annual basis, subject to certain
                                                                     conditions. Under either method you must have
                                                                     dividends automatically reinvested. For Class B and
                                                                     C shares your total annual withdrawals cannot be
                                                                     more than 10% per year of the value of your shares
                                                                     at the time your plan is established. The deferred
                                                                     sales charge is waived for systematic redemptions.
                                                                     Ask your Merrill Lynch Financial Consultant or
                                                                     other financial intermediary for details.

 Exchange Your    Select the fund into which you want to             You can exchange your shares of the Fund for
 Shares           exchange.  Be sure to read that fund's             share of many other Merrill Lynch mutual funds.
                  prospectus                                         You must have held the shares used in the
                                                                     exchange for at least 15 calendar days before you
                                                                     can exchange to another fund.

                                                                     Each class of Fund shares is generally exchangeable
                                                                     for shares of the same class of another fund. If you own
                                                                     Class A shares and wish to exchange into a fund in which
                                                                     you have no Class A shares (and are not eligible to
                                                                     purchase Class A shares), you will exchange into
                                                                     Class D shares.
                                                                     Some of the Merrill Lynch mutual funds impose a
                                                                     different initial or deferred sales charge
                                                                     schedule. If you exchange Class A or D shares for
                                                                     shares of a fund with a higher initial sales charge
                                                                     than you originally paid, you will be charged the
                                                                     difference at the time of exchange. If you exchange
                                                                     Class B shares for shares of a fund with a
                                                                     different deferred sales charge schedule, the
                                                                     higher schedule will apply. The time you hold Class
                                                                     B or C shares in both funds will count when
                                                                     determining your holding period for calculating a
                                                                     deferred sales charge at redemption. If you
                                                                     exchange Class A or D shares for money market fund
                                                                     shares, you will receive Class A shares of Summit
                                                                     Cash Reserves Fund. Class B or C shares of the Fund
                                                                     will be exchanged for Class B shares of Summit. To
                                                                     exercise the exchange privilege contact your
                                                                     Merrill Lynch Financial Consultant or other
                                                                     financial intermediary or call the Transfer Agent
                                                                     at 1-800-MER-FUND.

                                                                     Although there is currently no limit on the number
                                                                     of exchanges that you can make, the exchange
                                                                     privilege may be modified or terminated at any time
                                                                     in the future.




                                      MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

24

-----------------------------------------------------------------------------


Net Asset Value -- the market value of the Fund's total assets after deducting liabilities, divided by the number of shares outstanding.


HOW SHARES ARE PRICED
------------------------------------------------------------------------------

When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open, as of the close of business on the Exchange based on the price at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed.

The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the financial intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Class B shares will have a higher net asset value than Class C shares because Class B shares have lower distribution expenses than Class C shares. Also dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.
PARTICIPATION IN FEE-BASED PROGRAMS
-----------------------------------------------------------------------------

If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.


                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

                                                                            25

------------------------------------------------------------------------------


[y42793e4279315]

Dividends -- exempt-interest, ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of Fund shares or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Consultant, selected securities dealer or other financial intermediary.
DIVIDENDS AND TAXES
------------------------------------------------------------------------------

The Fund will distribute any net investment income monthly, and any net realized long or short term capital gains at least annually. If you would like to receive dividends in cash, contact your Merrill Lynch Financial Consultant, selected securities dealer, other financial intermediary or the Transfer Agent.

To the extent that the dividends distributed by the Fund are from municipal bond interest income they are exempt from Federal income tax but may be subject to state or local income taxes. Certain investors may be subject to a Federal alternative minimum tax on dividends received from the Fund. So long as at least 50% of the value of the Fund's total assets consists of California Municipal Bonds at the end of each quarter of the Fund's taxable year, the portion of dividends distributed by the Fund derived from California municipal bond interest income will also be exempt from California income tax. Interest income from other investments may produce taxable dividends. Dividends derived from capital gains realized by the Fund will be subject to Federal income tax and generally will be subject to California income tax as well. If you are subject to income tax in a state other than California, the dividends derived from California municipal bonds will not be exempt from income tax in that state.


                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

26

-----------------------------------------------------------------------------


"BUYING A DIVIDEND"

You may want to avoid buying shares shortly before the Fund pays a dividend, although the impact on you will be significantly less than if you were invested in a fund paying fully taxable dividends. The reason? If you buy shares when a fund has realized but not yet distributed taxable ordinary income (if any) or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.


Generally, within 60 days after the end of the Fund's taxable year, the Trust will tell you the amount of exempt-interest dividends, ordinary income dividends and capital gain dividends you received that year. Capital gain dividends are taxable as long term capital gains to you regardless of how long you have held your shares. The tax treatment of dividends from the Fund is the same whether you choose to receive dividends in cash or to have them reinvested in shares of the Fund.

By law, the Fund must withhold 31% of your dividends and redemption proceeds if you have not provided a taxpayer identification number or social security number, or if the number you have provided is incorrect.

If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gains are generally taxed at different rates than ordinary income dividends.

This section summarizes some of the consequences of an investment in the Fund under current Federal and California income tax laws. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences to you of an investment in the Fund under all applicable tax laws.
                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

                                                                            27

------------------------------------------------------------------------------


[y42793e4279312]


FUND ASSET MANAGEMENT
------------------------------------------------------------------------------

Fund Asset Management, the Fund's Manager, manages the Fund's investments and its business operations under the overall supervision of the Trust's Board of Trustees. The Manager has the responsibility for making all investment decisions for the Fund. The Fund pays the Manager a fee at the annual rate of 0.55% of the average daily net assets of the Fund for the first $500 million; 0.525% of the average daily net assets in excess of $500 million to $1 billion; and 0.50% of the average daily net assets above $1 billion. For the fiscal year ended August 31, 2000, the fee payable to the Manager from the Fund was equal to 0.55% of the Fund's average daily net assets, but the Manager voluntarily waived $7,088 of the management fee due for the fiscal year.

Fund Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates, including Merrill Lynch Investment Managers, had approximately $560 billion in investment company and other portfolio assets under management as of October 2000. This amount includes assets managed for Merrill Lynch affiliates.


                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

28

-----------------------------------------------------------------------------


FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------

The Financial Highlights table is intended to help you understand the Fund's financial performance for the years shown. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). This information has been audited by Deloitte & Touche LLP, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.




This table cannot be displayed without line wrapping.

                                  Class A                                                                   Class B
                      For the Year Ended August 31,                                             For the Year Ended August 31,
    Increase
  (Decrease) in
    Net Asset      2000      1999       1998       1997       1996          2000           1999            1998      1997     1996
     Value:
----------------------------------------------------------------------------------------------------------------------------------
 Per Share Operating Performance:

  Net asset
  value,
  beginning of
  year         $  11.10   $  12.15    $  11.81    $  11.49   $  11.40   $   11.10   $   12.16   $  11.82  $   11.49     $    11.40

  Investment
  income--net       .58        .60         .63         .64        .64         .53         .54        .57        .58            .58

  Realized and
  unrealized
  gain (loss)
  on
  investments--
  net              .16        (.79 )       .34         .32        .09         .16        (.80 )      .34        .33            .09

  Total from
  investment
  operations       .74         (.19 )      .97         .96        .73        .69         (.26 )      .91        .91            .67

  Less dividends
  and
  distributions:
  Investment
  income--net     (.58 )       (.60 )     (.63 )     (.64 )     (.64 )      (.53 )       (.54 )     (.57 )     (.58 )        (.58 )

  Realized gain
  on
  investments--
  net                          (.18 )                                                               (.18 )
  In excess of
  realized gain
  on
  investments
  net--                        (.08 )                                                               (.08 )

  Total
  dividends and
  distributions   (.58 )        (.86 )    (.63 )     (.64 )     (.64 )      (.53 )       (.80 )     (.57 )     (.58 )        (.58 )

 Net asset
  value, end of
  year        $   11.26   $   11.10   $   12.15  $   11.81  $   11.49    $ 11.26     $  11.10    $ 12.16    $ 11.82      $  11.49

  Total
  Investment
  Return:*

  Based on net
  asset value
  per share      7.02%      (1.80%)       8.39%      8.55%     6.53%       6.48%      (2.38%)      7.84%      8.09%         5.99%

  Ratios to
  Average Net
  Assets:

  Expenses, net
  of
  reimbursement:  .67%        .65%        .65%        .63%      .65%       1.18%        1.16%      1.16%      1.14%         1.16%

  Expenses        .67%        .65%        .65%        .63%      .65%       1.18%        1.16%      1.16%      1.14%         1.16%

  Investment
  income--net    5.35%       5.07%       5.25%       5.49%     5.51%       4.85%        4.57%      4.75%      4.98%         5.01%

  Supplemental
  Data:

  Net assets,
  end of year
  (in thousands)$ 31,868  $ 37,641     $  45,544   $  44,652    $  42,668  $  200,409   $ 269,191  $  341,111  $ 376,018 $ 480,668

  Portfolio
  turnover        84.36%   106.84%        90.92%      73.60%       53.79%      84.36%     106.84%     90.92%     73.60%     53.79%






 * Total investment returns exclude the effects of sales charges.



                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND
                                                                            29

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[y42793e4279317]



FINANCIAL HIGHLIGHTS (concluded)
----------------------------------------------------------------------------------------------------------------------------




This table cannot be displayed without line wrapping.

                                                Class C                                                     Class D
                                            For the Year Ended August 31,                          For the Year Ended August 31,
    Increase
  (Decrease) in
       Net
  Asset Value:    2000      1999      1998      1997       1996      2000         1999           1998         1997        1996

 Per Share Operating Performance:
  Net asset
  value,
  beginning of
  year           $  11.10  $  12.15  $  11.82   $  11.49   $  11.40  $   11.10    $   12.16     $   11.82     $   11.49   $  11.40

  Investment
  income--net         .52       .53       .55        .57        .57        .57          .59           .62           .63        .63

  Realized and
  unrealized
  gain (loss) on
  investments--
  net                 .16      (.79 )     .33        .33        .09        .16         (.80 )        .34            .33        .09

  Total from
  investment
  operations          .68       (.26 )    .88        .90        .66        .73         (.21 )        .96            .96        .72

  Less dividends
  and
  distributions:
  Investment
  income--net        (.52 )     (.53 )   (.55 )     (.57 )    (.57 )      (.57 )       (.59 )       (.62 )        (.63 )     (.63 )
  Realized gain
  on
  investments
  net--                         (.18 )                                                 (.18 )
  In excess of
  realized gain
  on
  investments--
  net                           (.08 )                                                 (.08 )

  Total
  dividends and
  distributions      (.52 )     (.79 )    (.55 )     (.57 )    (.57 )     (.57 )       (.85 )       (.62 )        (.63 )    (.63 )

  Net asset
  value, end of
  year            $ 11.26    $ 11.10    $ 12.15    $ 11.82   $ 11.49   $ 11.26      $  11.10     $ 12.16      $  11.82   $ 11.49

  Total
  Investment
  Return:*

  Based on net
  asset value
  per share         6.37%     (2.40%)      7.65%      7.98%     5.88%     6.91%        (1.98%)      8.28%         8.53%     6.43%

  Ratios to
  Average Net
  Assets:

  Expenses, net
  of
  reimbursement:    1.28%       1.26%      1.26%       1.24%     1.26%      .77%          .75%        .75%          .73%      .75%

  Expenses          1.28%       1.26%      1.26%       1.24%     1.26%      .77%          .75%        .75%          .73%      .75%

  Investment
  income--net       4.75%       4.46%      4.64%       4.87%     4.91%     5.25%         4.98%       5.15%          5.39%    5.42%

  Supplemental
  Data:

  Net assets,
  end of year
  (in thousands)  $10,262     $ 11,769   $ 12,646   $ 10,904  $ 8,112    $ 193,497    $ 194,029    $ 205,507   $ 185,300 $ 111,817

  Portfolio
  turnover          84.36%      106.84%    90.92%     73.60%    53.79%       84.36%     106.84%        90.92%      73.60%   53.79%






 * Total investment returns exclude the effects of sales charges.




                 MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

30

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(ML POTENTIAL INVESTORS CHART)

MERRILL LYNCH CALIFORNIA MUNICIPAL BOND FUND

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[y42793e4279309]

Shareholder Reports

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. You may obtain these reports at no cost by calling

1-800-MER-FUND.

The Fund will send you one copy of each shareholder report and certain other mailings, regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your Merrill Lynch Financial Consultant or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and Merrill Lynch brokerage or mutual fund account number. If you have any questions, please call your Merrill Lynch Financial Consultant or the Transfer Agent at 1-800-MER-FUND.

Statement of Additional Information

The Fund's Statement of Additional Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing the Fund at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289 or by calling 1-800-MER-FUND.

Contact your Merrill Lynch Financial Consultant or the Fund at the telephone number or address indicated on the inside back cover of this Prospectus, if you have any questions.

Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

You should rely only on the information contained in this prospectus. No one is authorized to provide you with information that is different from information contained in this Prospectus.

Investment Company Act file #811-4264



STATEMENT OF ADDITIONAL INFORMATION





                Merrill Lynch California Municipal Series Trust
                 Merrill Lynch California Municipal Bond Fund
             Merrill Lynch California Insured Municipal Bond Fund
  P.O. Box 9011, Princeton, New Jersey 08543-9011 o Phone No. (609) 282-2800

                               ----------------


      Merrill Lynch California Municipal Series Trust (the "Trust") is a management investment company organized as a Massachusetts business trust. The Trust consists of Merrill Lynch California Municipal Bond Fund ("California Fund") and Merrill Lynch California Insured Municipal Bond Fund ("California Insured Fund") (together, the "Funds"). The investment objective of each Fund is to provide shareholders with income exempt from Federal and California income tax. Each Fund invests primarily in a portfolio of long-term investment grade municipal obligations issued by or on behalf of the State of California, its political subdivisions, agencies and instrumentalities and obligations of other qualifying issuers, such as issuers located in Puerto Rico, the U.S. Virgin Islands and Guam, which pay interest exempt, in the opinion of bond counsel to the issuer, from Federal and California income tax. Under normal circumstances, at least 80% of California Insured Fund's total assets will be invested in long-term municipal bonds that are covered by insurance that guarantees timely payment of principal at maturity and interest when due, and at least 65% of California Insured Fund's assets will be invested in insured California municipal bonds. Each Fund may invest in certain tax-exempt securities classified as "private activity bonds" that may subject certain investors in that Fund to a federal alternative minimum tax. At times, the Funds may seek to hedge their portfolios through the use of futures transactions and options. There can be no assurance that a Fund's investment objective will be realized. For more information on each Fund's investment objective and policies, see "Investment Objective and Policies."


      Pursuant to the Merrill Lynch Select PricingSM System, each of the Funds offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select PricingSM System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Purchase of Shares."


                              ------------------


      This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the Prospectus of each Fund, dated December 27, 2000 (the "Prospectus"), each of which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling (800) MER-FUND or by writing the Trust at the above address. Each Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into each Prospectus. Each Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to such Fund's 2000 Annual Report. You may request a copy of the annual report of any Fund at no charge by calling (800) 637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.



                              -----------------

                         Fund Asset Management Manager
                      FAM Distributors, Inc. Distributor



                             --------------------

  The date of this Statement of Additional Information is December 27, 2000.










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 TABLE OF CONTENTS




                                                                          Page
 Investment Objective and Policies                                        2
    Portfolio Insurance                                                   3
    Risk Factors and Special Considerations Relating to Municipal Bonds   4
    Description of Municipal Bonds                                        5
    Hedging Transactions                                                  8
    Description of Temporary Investments                                  12
    Investment Restrictions                                               14
    Portfolio Turnover                                                    15
 Management of the Trust                                                  16
    Trustees and Officers                                                 16
    Compensation of Trustees                                              17
    Management and Advisory Arrangements                                  18
    Code of Ethics                                                        19
 Purchase of Shares                                                       19
    Initial Sales Charge Alternatives -- Class A and Class D Shares       20
    Reduced Initial Sales Charges                                         22
    Deferred Sales Charge Alternatives -- Class B and Class C Shares      23
    Closed-End Fund Reinvestment Options                                  26
    Distribution Plans                                                    26
    Limitations on the Payment of Deferred Sales Charges                  28
 Redemption of Shares                                                     29
    Redemption                                                            30
    Repurchase                                                            31
    Reinstatement Privilege -- Class A and Class D Shares                 31
 Pricing of Shares                                                        32
    Determination of Net Asset Value                                      32
    Computation of Offering Price Per Share                               33
 Portfolio Transactions                                                   33
    Transactions in Portfolio Securities                                  33
 Shareholder Services                                                     35
    Investment Account                                                    35
    Exchange Privilege                                                    35
    Fee-Based Programs                                                    37
    Automatic Investment Plans                                            38
    Automatic Dividend Reinvestment Plan                                  38
    Systematic Withdrawal Plan                                            38
 Dividends and Taxes                                                      39
    Dividends                                                             39
    Taxes                                                                 40
    Tax Treatment of Options and Futures Transactions                     42
 Performance Data                                                         43
 General Information                                                      45
    Description of Shares                                                 45
    Independent Auditors                                                  46
    Custodian                                                             46
    Transfer Agent                                                        46
    Legal Counsel                                                         46
    Reports to Shareholders                                               46
    Shareholder Inquiries                                                 46
    Additional Information                                                46
 Financial Statements                                                     48
 Appendix I -- Economic and Financial Conditions in California            I-1
 Appendix II -- Ratings of Municipal Bonds                               II-1
 Appendix III -- Portfolio Insurance                                    III-1










-----------------------------------------------------------------------------

                       INVESTMENT OBJECTIVE AND POLICIES

      The investment objective of each Fund is to provide shareholders with income exempt from Federal and California income tax. The investment objective of each Fund is a fundamental policy of that Fund and may not be changed without a vote of a majority of the outstanding shares of that Fund. Each Fund seeks to achieve its objective by investing primarily in a portfolio of long-term investment grade obligations issued by or on behalf of the State of California, its political subdivisions, agencies and instrumentalities and obligations of other qualifying issuers, such as issuers located in Puerto Rico, the U.S. Virgin Islands and Guam, which pay interest exempt, in the opinion of bond counsel to the issuer, from Federal and California income taxes. Obligations exempt from Federal income taxes are referred to herein as "Municipal Bonds," and obligations exempt from Federal and California income taxes are referred to as "California Municipal Bonds." Unless otherwise indicated, references to Municipal Bonds shall be deemed to include California Municipal Bonds. See "How the Fund Invests" in each Fund's Prospectus for a general discussion of each Fund's goals, main investment strategies and main risks. California Fund is classified as a diversified fund under the Investment Company Act of 1940, as amended (the "Investment Company Act"). California Insured Fund is classified as a non-diversified fund under the Investment Company Act.

      Each Fund anticipates that at all times, except when acceptable securities are unavailable as determined by Fund Asset Management, L.P. (the "Manager" or "FAM"), which serves as manager for each Fund, or for temporary defensive purposes, it will maintain at least 65% of its total assets invested in California Municipal Bonds. Under normal circumstances, California Insured Fund will invest at least 80% of its total assets in Municipal Bonds that are covered by insurance guaranteeing the timely payment of principal at maturity and interest when due and at least 65% of its total assets in California Municipal Bonds that are covered by insurance.

      Each Fund may also invest in variable rate demand obligations ("VRDOs") and VRDOs in the form of participation interests ("Participating VRDOs") in variable rate tax-exempt obligations held by a financial institution. See "Description of Temporary Investments." The Funds' hedging strategies, which are described in more detail under "Financial Futures Transactions and Options," are not fundamental policies and may be modified by the Trustees of the Trust without the approval of the Funds' shareholders.

      The value of bonds and other fixed-income obligations may fall when interest rates rise and rise when interest rates fall. In general, bonds and other fixed-income obligations with longer maturities will be subject to greater volatility resulting from interest rate fluctuations than will similar obligations with shorter maturities. Under normal conditions, it is generally anticipated that each Fund's average weighted maturity will be greater than ten years. For temporary periods or to provide liquidity, each Fund has the authority to invest as much as 35% of its total assets in tax-exempt or taxable money market obligations with a maturity of one year or less (such short-term obligations being referred to herein as "Temporary Investments"), except that taxable Temporary Investments shall not exceed 20% of a Fund's net assets.

      At least 80% of each Fund's total assets will be invested in Municipal Bonds that are commonly referred to as "investment grade" securities, which are obligations rated at the time of purchase within the four highest quality ratings as determined by either Moody's Investors Service, Inc. ("Moody's") (currently Aaa, Aa, A and Baa), Standard & Poor's ("S&P") (currently AAA, AA, A and BBB) or Fitch, Inc. ("Fitch") (currently AAA, AA, A and BBB). If unrated, such securities will possess creditworthiness comparable, in the opinion of the Manager, to other obligations in which a Fund may invest. Securities rated in the lowest investment grade category may be considered to have speculative characteristics.

      Each Fund may invest up to 20% of its total assets in Municipal Bonds that are rated below Baa by Moody's or below BBB by S&P or Fitch or which, in the Manager's judgment, possess similar credit characteristics. Such securities, sometimes referred to as "high yield" or "junk" bonds, are predominantly speculative with respect to the capacity to pay interest and repay principal in accordance with the terms of the security and generally involve a greater volatility of price than securities in higher rating categories. See "Description of Municipal Bonds -- 'High Yield' or 'Junk' Bonds." Neither Fund intends to purchase debt securities that are in default or that the Manager believes will be in default.






                                       2




-----------------------------------------------------------------------------




      Certain Municipal Bonds may be entitled to the benefits of letters of credit or similar credit enhancements issued by financial institutions. In such instances, the Trustees and the Manager will take into account in assessing the quality of such bonds not only the creditworthiness of the issuer of such bonds but also the creditworthiness of the financial institution that provides the credit enhancement.


     The Funds ordinarily do not intend to realize investment income not exempt from Federal income tax and California income tax. However, to the extent that suitable California Municipal Bonds are not available for investment by a Fund, that Fund may purchase Municipal Bonds issued by other states, their agencies and instrumentalities, the interest income on which is exempt, in the opinion of bond counsel to the issuer, from Federal income tax, but not California income tax. Each Fund also may invest in securities not issued by or on behalf of a state or territory or by an agency or instrumentality thereof, if a Fund nevertheless believes such securities to be exempt from Federal income tax ("Non-Municipal Tax-Exempt Securities"). Non-Municipal Tax-Exempt Securities could include trust certificates or other instruments evidencing interest in one or more long-term municipal securities. Non-Municipal Tax-Exempt Securities also may include securities issued by other investment companies that invest in California Municipal Bonds or Municipal Bonds, to the extent such investments are permitted by the Investment Company Act. Certain Non-Municipal Tax-Exempt Securities may be characterized as derivative instruments. For purposes of each Fund's investment objective and policies, Non-Municipal Tax-Exempt Securities that pay interest that is exempt from Federal income tax will be considered "Municipal Bonds" and Non-Municipal Tax-Exempt Securities that pay interest that is exempt from Federal income tax and California income tax will be considered "California Municipal Bonds." Each Fund at all times will have at least 80% of its net assets invested in securities the interest on which is exempt from Federal taxation. However, interest received on certain otherwise tax-exempt securities that are classified as "private activity bonds" (in general, bonds that benefit non-governmental entities) may be subject to a Federal alternative minimum tax. The percentage of a Fund's total assets invested in "private activity bonds" will vary during the year. Federal tax legislation has limited the types and volume of bonds the interest on which qualifies for a Federal income tax exemption. As a result, this legislation and legislation that may be enacted in the future may affect the availability of Municipal Bonds for investment by a Fund. See "Dividends and Taxes -- Taxes."



 Portfolio Insurance

      Under normal circumstances, at least 80% of California Insured Fund's total assets will be invested in Municipal Bonds and at least 65% of California Insured Fund's total assets will be invested in California Municipal Bonds that are either (i) insured under an insurance policy purchased by California Insured Fund or (ii) insured under an insurance policy obtained by the issuer thereof or any other party. California Insured Fund will seek to limit its investments to Municipal Bonds insured under insurance policies issued by insurance carriers that have total admitted assets (unaudited) of at least $75,000,000 and capital and surplus (unaudited) of at least $50,000,000 and insurance claims-paying ability ratings of AAA from S&P or Fitch or Aaa from Moody's. There can be no assurance that insurance from carriers meeting these criteria will be at all times available. Currently, it is anticipated that a majority of the insured California Municipal Bonds and Municipal Bonds in California Insured Fund's portfolio will be insured by the following insurance companies that satisfy the foregoing criteria: AMBAC Indemnity Corporation, Financial Guaranty Insurance Company, Financial Security Assurance and Municipal Bond Investors Assurance Corporation. California Insured Fund also may purchase California Municipal Bonds and Municipal Bonds covered by insurance issued by any other insurance company that satisfies the foregoing criteria. It is anticipated that initially a majority of insured California Municipal Bonds and Municipal Bonds held by California Insured Fund will be insured under policies obtained by parties other than the Fund.


      California Insured Fund may purchase, but has no obligation to purchase, separate mutual fund insurance policies (the "Policies") from insurance companies meeting the requirements set forth above which guarantee the payment of principal and interest on specified eligible California Municipal Bonds and Municipal Bonds purchased by the Fund. A California Municipal Bond and a Municipal Bond will be eligible for coverage if it meets certain requirements of the insurance company set forth in a Policy. In the event interest or principal on an insured California Municipal Bond and a Municipal Bond is not paid when due, the insurer will be obligated under its Policy to make such payment not later than 30 days after it has been notified by, and provided with documentation from, California Insured Fund that such nonpayment has occurred.




                                      3




------------------------------------------------------------------------------




      The Policies will be effective only as to insured California Municipal Bonds and Municipal Bonds beneficially owned by California Insured Fund. In the event of a sale of any California Municipal Bonds and Municipal Bonds held by the Fund, the issuer of the relevant Policy will be liable only for those payments of interest and principal which are then due and owing. The Policies will not guarantee the market value of the insured California Municipal Bonds and Municipal Bonds or the value of the shares of California Insured Fund.


      The insurer will not have the right to withdraw coverage on securities insured by their Policies and held by California Insured Fund so long as such securities remain in California Insured Fund's portfolio. In addition, the insurer may not cancel its Policies for any reason except failure to pay premiums when due. The Trustees of the Trust will reserve the right to terminate any of the Policies if they determine that the benefits to California Insured Fund of having its portfolio insured under such Policies are not justified by the expense involved.


      The premiums for the Policies are paid by California Insured Fund, and the yield on California Insured Fund's portfolio is reduced thereby. The Manager estimates that the cost of the annual premiums for the Policies currently ranges from approximately .20 of 1% to .25 of 1% of the principal amount of the California Municipal Bonds and Municipal Bonds covered by such Policies. The estimate is based on the expected composition of California Insured Fund's portfolio of California Municipal Bonds and Municipal Bonds. In instances in which California Insured Fund purchases California Municipal Bonds and Municipal Bonds insured under Policies obtained by parties other than California Insured Fund, California Insured Fund does not pay the premiums for such Policies; rather, the cost of such Policies may be reflected in the purchase price of the California Municipal Bonds and Municipal Bonds.


     It is the intention of the Manager to retain any insured securities that are in default or in significant risk of default and to place a value on the insurance, which ordinarily will be the difference between the market value of the defaulted security and the market value of similar securities which are not in default. In certain circumstances, however, the Manager may determine that an alternative value for the insurance, such as the difference between the market value of the defaulted security and its par value, is more appropriate. The Manager's ability to manage the portfolio may be limited to the extent it holds defaulted securities, which may limit its ability in certain circumstances to purchase other California Municipal Bonds and Municipal Bonds. See "Pricing of Shares -- Determination of Net Asset Value" below for a more complete description of California Insured Fund's method of valuing defaulted securities and securities that have a significant risk of default.


      There can be no assurance that insurance with the terms described above and issued by insurance carriers meeting the criteria described above will continue to be available to California Insured Fund. In the event the Board of Trustees determines that such insurance is unavailable or that the cost of such insurance outweighs the benefits to California Insured Fund, California Insured Fund may modify the criteria for insurance carriers or the terms of the insurance, or discontinue its policy of maintaining insurance for all or any of the California Municipal Bonds and Municipal Bonds held in California Insured Fund's portfolio. Although the Manager periodically reviews the financial condition of each insurer, there can be no assurance that the insurers will honor their obligations under all circumstances.


      The portfolio insurance reduces financial or credit risk (i.e., the possibility that the owners of the insured California Municipal Bonds or Municipal Bonds will not receive timely scheduled payments of principal or interest). However, the insured California Municipal Bonds or Municipal Bonds are subject to market risk (i.e., fluctuations in market value as a result of changes in prevailing interest rates).


      For more information on portfolio insurance, please see Appendix III "Portfolio Insurance".





 Risk Factors and Special Considerations Relating to Municipal Bonds


     The risks and special considerations involved in investment in Municipal Bonds vary with the types of instruments being acquired. Investments in Non-Municipal Tax-Exempt Securities may present similar risks, depending on the particular product. Certain instruments in which a Fund may invest may be characterized as derivative instruments. See "Investment Objective and Policies -- Description of Municipal Bonds" and "-- Financial Futures Transactions and Options."






                                      4




----------------------------------------------------------------------------


      Each Fund ordinarily will invest at least 65% of its assets in California Municipal Bonds, and therefore each Fund is more susceptible to factors adversely affecting issuers of California Municipal Bonds than is a municipal bond mutual fund that does not invest in issuers of California Municipal Bonds to this degree.


      The Manager does not believe that the current economic conditions in California or other factors described above will have a significant adverse effect on either Fund's ability to invest in high quality California Municipal Bonds. Because each Fund's portfolio will be comprised primarily of investment grade securities, each Fund is expected to be less subject to market and credit risks than a fund that invests primarily in lower quality California Municipal Bonds. For a discussion of economic and other conditions in California, see Appendix I --"Economic and Financial Conditions in California."


      The value of Municipal Bonds generally may be affected by uncertainties in the municipal markets as a result of legislation or litigation changing the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of bankruptcy. Municipal bankruptcies are rare, and certain provisions of the U.S. Bankruptcy Code governing such bankruptcies are unclear. Further, the application of state law to Municipal Bond issuers could produce varying results among the states or among Municipal Bond issuers within a state. These uncertainties could have a significant impact on the prices of the California Municipal Bonds or Municipal Bonds in which a Fund invests.



 Description of Municipal Bonds


      Set forth below is a detailed description of the Municipal Bonds and Temporary Investments in which each Fund may invest. Information with respect to ratings assigned to tax-exempt obligations that a Fund may purchase is set forth in Appendix II to this Statement of Additional Information. See "How the Fund Invests" in the Prospectus of each Fund.


      Municipal Bonds include debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities, refunding of outstanding obligations and obtaining funds for general operating expenses and loans to other public institutions and facilities. In addition, certain types of bonds are issued by or on behalf of public authorities to finance various privately owned or operated facilities, including certain facilities for the local furnishing of electric energy or gas, sewage facilities, solid waste disposal facilities and other specialized facilities. Such obligations are included within the term Municipal Bonds if the interest paid thereon is excluded from gross income for Federal income tax purposes and, in the case of California Municipal Bonds, exempt from California income taxes. Other types of industrial development bonds or private activity bonds, the proceeds of which are used for the construction, equipment or improvement of privately operated industrial or commercial facilities, may constitute Municipal Bonds, although the current Federal tax laws place substantial limitations on the size of such issues. In the case of certain community facilities district special tax ("Mello-Roos" in the case of California Municipal Bonds), tax increment (or tax allocation) and assessment bonds, the payment of the special tax, tax increment and assessments may be secured solely by remedies against the land (such as by foreclosure) and not against the individual property owner, which could be time-consuming and costly. The interest on Municipal Bonds may bear a fixed rate or be payable at a variable or floating rate. The two principal classifications of Municipal Bonds are "general obligation" and "revenue" bonds, which latter category includes industrial development bonds ("IDBs") and, for bonds issued after August 15, 1986, private activity bonds ("PABs").


      General Obligation Bonds. General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. The taxing power of any governmental entity may be limited, however, by provisions of its state constitution or laws, and an entity's creditworthiness will depend on many factors, including potential erosion of its tax base due to population declines, natural disasters, declines in the state's industrial base or inability to attract new industries, economic limits on the ability to tax without eroding the tax base, state legislative proposals or voter initiatives to limit ad valorem real property taxes and the extent to which the entity relies on Federal or state aid, access to capital markets or other factors beyond the state's or entity's control. Accordingly, the capacity of the issuer of a general obligation bond as to the timely payment of interest and the repayment of principal when due is affected by the issuer's maintenance of its tax base.









                                      5




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      Revenue Bonds. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as payments from the user of the facility being financed; accordingly the timely payment of interest and the repayment of principal in accordance with the terms of the revenue or special obligation bond is a function of the economic viability of such facility or such revenue source.


      Industrial Development Bonds and Private Activity Bonds. Each Fund may purchase IDBs and PABs. IDBs and PABs are, in most cases, tax-exempt securities issued by states, municipalities or public authorities to provide funds, usually through a loan or lease arrangement, to a private entity for the purpose of financing construction or improvement of a facility to be used by the entity. Such bonds are secured primarily by revenues derived from loan repayments or lease payments due from the entity which may or may not be guaranteed by a parent company or otherwise secured. IDBs and PABs generally are not secured by a pledge of the taxing power of the issuer of such bonds. Therefore, an investor should be aware that repayment of such bonds generally depends on the revenues of a private entity and be aware of the risks that such an investment may entail. Continued ability of an entity to generate sufficient revenues for the payment of principal and interest on such bonds will be affected by many factors including the size of the entity, capital structure, demand for its products or services, competition, general economic conditions, government regulation and the entity's dependence on revenues for the operation of the particular facility being financed. Each Fund may invest more than 25% of its total assets in IDBs or PABs.


      "Moral Obligation" Bonds. Each Fund also may invest in "moral obligation" bonds, which are normally issued by special purpose public authorities. If an issuer of moral obligation bonds is unable to meet its obligations, the repayment of such bonds becomes a moral commitment but not a legal obligation of the state or municipality in question.


      Municipal Notes. Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the note may not be fully repaid and a Fund may lose money.



      Municipal Commercial Paper. Municipal commercial paper is generally unsecured and issued to meet short-term financing needs. The lack of security presents some risk of loss to a Fund.


      Municipal Lease Obligations. Also included within the general category of Municipal Bonds are certificates of participation ("COPs") issued by government authorities or entities to finance the acquisition or construction of equipment, land and/or facilities. COPs represent participations in a lease, an installment purchase contract or a conditional sales contract (hereinafter collectively called "lease obligations") relating to such equipment, land or facilities. Although lease obligations do not constitute general obligations of the issuer for which the issuer's unlimited taxing power is pledged, a lease obligation is frequently backed by the issuer's covenant to budget for, appropriate and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses which provide that the issuer has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. These securities represent a type of financing that has not yet developed the depth of marketability associated with more conventional securities. Certain investments in lease obligations may be illiquid. A Fund may not invest in illiquid lease obligations if such investments, together with all other illiquid investments, would exceed 15% of such Fund's total assets. A Fund may, however, invest without regard to such limitation in lease obligations that the Manager, pursuant to guidelines that have been adopted by the Board of Trustees and subject to the supervision of the Board, determines to be liquid. The Manager will deem lease obligations to be liquid if they are publicly offered and have received an investment grade rating of Baa or better by Moody's, or BBB or better by S&P or Fitch. Unrated lease obligations, or those rated below investment grade, will be considered liquid if the obligations come to the market through an underwritten public offering and at least two dealers are willing to give competitive bids. In reference to the latter, the Manager must, among other things, also review the creditworthiness of the entity obligated to make payment under the lease obligation and make certain specified determinations based on such factors as the existence of a rating or credit enhancement such as insurance, the frequency of trades or quotes for the obligation and the willingness of dealers to make a market in the obligation.






                                      6




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      Indexed and Inverse Floating Rate Securities. A Fund may invest in
 California Municipal Bonds and Municipal Bonds (and Non-Municipal Tax-Exempt Securities) that yield a return that is based on a particular index of value or interest rates. For example, the Fund may invest in California Municipal Bonds and Municipal Bonds that pay interest based on an index of Municipal Bond interest rates. The principal amount payable upon maturity of certain California Municipal Bonds and Municipal Bonds also may be based on the value of the index. To the extent a Fund invests in these types of Municipal Bonds, such Fund's return on such Municipal Bonds will be subject to risk with respect to the value of the particular index. Interest and principal payable on the California Municipal Bonds and Municipal Bonds may also be based on relative changes among particular indices. Also, a Fund may invest in so-called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically vary inversely with a short-term market rate (which may be reset periodically by a dutch auction, a remarketing agent, or by reference to a short-term tax-exempt interest rate index). A Fund may purchase synthetically-created inverse floating rate bonds evidenced by custodial or trust receipts. Generally, income on inverse floating rate bonds will decrease when short-term interest rates increase, and will increase when short term interest rates decrease. Such securities have the effect of providing a degree of investment leverage, since they may increase or decrease in value in response to changes, as an illustration, in market interest rates at a rate which is a multiple (typically two) of the rate at which fixed-rate long-term tax-exempt securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed-rate tax-exempt securities. To seek to limit the volatility of these securities, a Fund may purchase inverse floating obligations with shorter-term maturities or that contain limitations on the extent to which the interest rate may vary. Certain investments in such obligations may be illiquid. A Fund may not invest in such illiquid obligations if such investments, together with other illiquid investments, would exceed 15% of its total assets. The Manager, however, believes that indexed and inverse floating obligations represent flexible portfolio management instruments for a Fund that allow a Fund to seek potential investment rewards, hedge other portfolio positions or vary the degree of investment leverage relatively efficiently under different market conditions.


      When Issued Securities, Delayed Delivery Transactions and Forward Commitments. Each Fund may purchase or sell securities that it is entitled to receive on a when issued basis. Each Fund may also purchase or sell securities on a delayed delivery basis. Each Fund may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by a Fund at an established price with payment and delivery taking place in the future. A Fund enters into these transactions to obtain what is considered an advantageous price to such Fund at the time of entering into the transaction. Neither Fund has established any limit on the percentage of its assets that may be committed in connection with these transactions. When a Fund purchases securities in these transactions, such Fund segregates liquid securities in an amount equal to the amount of its purchase commitments.


      There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than a Fund's purchase price. A Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.


      Call and Redemption Risk. Each Fund may purchase a Municipal Bond issuer's right to call all or a portion of such Municipal Bond for mandatory tender for purchase (a "Call Right"). A holder of a Call Right may exercise such right to require a mandatory tender for the purchase of related Municipal Bonds, subject to certain conditions. A Call Right that is not exercised prior to maturity of the related Municipal Bond will expire without value. The economic effect of holding both the Call Right and the related Municipal Bond is identical to holding a Municipal Bond as a non-callable security. Certain investments in such obligations may be illiquid. A Fund may not invest in such illiquid obligations if such investments, together with other illiquid investments, would exceed 15% of such Fund's total assets.


      "High Yield" or "Junk" Bonds. Each Fund may invest up to 20% of its total assets in Municipal Bonds that are rated below Baa by Moody's or below BBB by S&P or Fitch or that, in the Manager's judgment, possess similar credit characteristics. See Appendix II --"Ratings of Municipal Bonds" for additional information regarding ratings of debt securities. Junk bonds are debt securities that are rated below investment grade by the




                                      7




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 major rating agencies or are unrated securities that Fund management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for a Fund. The major risks in junk bond investments include the following:


      Junk bonds may be issued by less creditworthy companies. These securities are vulnerable to adverse changes in the issuer's industry and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.


      The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations. The issuer's ability to pay its debt obligations also may be lessened by specific issuer developments, or the unavailability of additional financing.


      Claims by junk bond holders are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.


      Junk bonds frequently have redemption features that permit an issuer to repurchase the security from a Fund before it matures. If an issuer redeems the junk bonds, a Fund may have to invest the proceeds in bonds with lower yields and may lose income.


      Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on the prices of higher rated fixed income securities.


      Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of a Fund's portfolio securities than in the case of securities trading in a more liquid market.


      A Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.


      Yields. Yields on Municipal Bonds are dependent on a variety of factors, including the general condition of the money market and of the municipal bond market, the size of a particular offering, the financial condition of the issuer, the maturity of the obligation and the rating of the issue. The ability of a Fund to achieve its investment objective is also dependent on the continuing ability of the issuers of the securities in which a Fund invests to meet their obligations for the payment of interest and principal when due. There are variations in the risks involved in holding Municipal Bonds, both within a particular classification and between classifications, depending on numerous factors. Furthermore, the rights of owners of Municipal Bonds and the obligations of the issuer of such Municipal Bonds may be subject to applicable bankruptcy, insolvency and similar laws and court decisions affecting the rights of creditors generally and to general equitable principles, which may limit the enforcement of certain remedies.



 Hedging Transactions


      Each Fund may hedge all or a portion of its portfolio investments against fluctuations in interest rates through the use of options and certain financial futures contracts and options thereon. While a Fund's use of hedging strategies is intended to reduce the volatility of the net asset value of that Fund's shares, the net asset value of a Fund's shares will fluctuate. There can be no assurance that a Fund's hedging transactions will be effective. Furthermore, a Fund may only engage in hedging activities from time to time and may not necessarily be engaging in hedging activities when movements in interest rates occur. A Fund has no obligation to enter into hedging transactions and may choose not to do so.


      Financial Futures Transactions and Options. Each Fund is authorized to purchase and sell certain exchange traded financial futures contracts ("financial futures contracts") solely for the purpose of hedging its investments in Municipal Bonds against declines in value and to hedge against increases in the cost of securities it intends to purchase. However, any transactions involving financial futures or options (including puts and calls associated therewith) will be in accordance with a Fund's investment policies and limitations. A financial futures contract obligates the seller of a contract to deliver and the purchaser of a contract to take delivery of the type of financial instrument covered by the contract, or in the case of index-based futures contracts to make and accept a cash



                                      8




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 settlement, at a specific future time for a specified price. To hedge its portfolio, a Fund may take an investment position in a futures contract which will move in the opposite direction from the portfolio position being hedged. A sale of financial futures contracts may provide a hedge against a decline in the value of portfolio securities because such depreciation may be offset, in whole or in part, by an increase in the value of the position in the financial futures contracts. A purchase of financial futures contracts may provide a hedge against an increase in the cost of securities intended to be purchased because such appreciation may be offset, in whole or in part, by an increase in the value of the position in the futures contracts.


      Distributions, if any, of net long-term capital gains from certain transactions in futures or options are taxable at long-term capital gains rates for Federal income tax purposes. See "Dividends and Taxes -- Taxes" and "-- Tax Treatment of Options and Futures Transactions."


      Futures Contracts. A futures contract is an agreement between two parties to buy and sell a security or, in the case of an index-based futures contract, to make and accept a cash settlement for a set price on a future date. A majority of transactions in futures contracts, however, do not result in the actual delivery of the underlying instrument or cash settlement, but are settled through liquidation, (i.e., by entering into an offsetting transaction). Futures contracts have been designed by boards of trade which have been designated "contracts markets" by the Commodity Futures Trading Commission ("CFTC").


      The purchase or sale of a futures contract differs from the purchase or sale of a security in that no price or premium is paid or received. Instead, an amount of cash or securities acceptable to the broker and the relevant contract market, which varies, but is generally about 5% of the contract amount, must be deposited with the broker. This amount is known as "initial margin" and represents a "good faith" deposit assuring the performance of both the purchaser and seller under the futures contract. Subsequent payments to and from the broker, called "variation margin," are required to be made on a daily basis as the price of the futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." At any time prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position that will operate to terminate the position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker and the purchaser realizes a loss or gain. In addition, a nominal commission is paid on each completed sale transaction.


      Each Fund deals in financial futures contracts based on a long-term municipal bond index developed by the Chicago Board of Trade ("CBT") and The Bond Buyer (the "Municipal Bond Index"). The Municipal Bond Index is comprised of 40 tax-exempt municipal revenue and general obligation bonds. Each bond included in the Municipal Bond Index must be rated A or higher by Moody's or S&P and must have a remaining maturity of 19 years or more. Twice a month new issues satisfying the eligibility requirements are added to, and an equal number of old issues are deleted from, the Municipal Bond Index. The value of the Municipal Bond Index is computed daily according to a formula based on the price of each bond in the Municipal Bond Index, as evaluated by six dealer-to-dealer brokers.


      The Municipal Bond Index futures contract is traded only on the CBT. Like other contract markets, the CBT assures performance under futures contracts through a clearing corporation, a nonprofit organization managed by the exchange membership which is also responsible for handling daily accounting of deposits or withdrawals of margin.


      Each Fund may purchase and sell financial futures contracts on U.S. Government securities as a hedge against adverse changes in interest rates as described below. With respect to U.S. Government securities, currently there are financial futures contracts based on long-term U.S. Treasury bonds, Treasury notes, Government National Mortgage Association ("GNMA") Certificates and three-month U.S. Treasury bills. Each Fund may purchase and write call and put options on futures contracts on U.S. Government securities and purchase and sell Municipal Bond Index futures contracts in connection with its hedging strategies.


      Subject to policies adopted by the Trustees, each Fund also may engage in other futures contracts transactions such as futures contracts on other municipal bond indices that may become available if the Manager and the Trustees of the Trust should determine that there is normally a sufficient correlation between the prices of such futures contracts and the Municipal Bonds in which a Fund invests to make such hedging appropriate.





                                      9




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      Futures Strategies. Each Fund may sell a financial futures contract
 (i.e., assume a short position) in anticipation of a decline in the value of its investments in Municipal Bonds resulting from an increase in interest rates or otherwise. The risk of decline could be reduced without employing futures as a hedge by selling such Municipal Bonds and either reinvesting the proceeds in securities with shorter maturities or by holding assets in cash. This strategy, however, entails increased transaction costs in the form of dealer spreads and typically would reduce the average yield of a Fund's portfolio securities as a result of the shortening of maturities. The sale of futures contracts provides an alternative means of hedging against declines in the value of its investments in Municipal Bonds. As such values decline, the value of a Fund's positions in the futures contracts will tend to increase, thus offsetting all or a portion of the depreciation in the market value of a Fund's Municipal Bond investments that are being hedged. While a Fund will incur commission expenses in selling and closing out futures positions, commissions on futures transactions are lower than transaction costs incurred in the purchase and sale of Municipal Bonds. In addition, the ability of a Fund to trade in the standardized contracts available in the futures markets may offer a more effective defensive position than a program to reduce the average maturity of the portfolio securities due to the unique and varied credit and technical characteristics of the municipal debt instruments available to a Fund. Employing futures as a hedge also may permit a Fund to assume a defensive posture without reducing the yield on its investments beyond any amounts required to engage in futures trading.


      When a Fund intends to purchase Municipal Bonds, that Fund may purchase futures contracts as a hedge against any increase in the cost of such Municipal Bonds resulting from a decrease in interest rates or otherwise, that may occur before such purchases can be effected. Subject to the degree correlation between the Municipal Bonds and the futures contracts, subsequent increases in the cost of Municipal Bonds should be reflected in the value of the futures held by a Fund. As such purchases are made, an equivalent amount of futures contracts will be closed out. Due to changing market conditions and interest rate forecasts, however, a futures position may be terminated without a corresponding purchase of portfolio securities.


      Call Options on Futures Contracts. Each Fund may also purchase and sell exchange traded call and put options on financial futures contracts on U.S. Government securities. The purchase of a call option on a futures contract is analogous to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the futures contract upon which it is based or the price of the underlying debt securities, it may or may not be less risky than ownership of the futures contract or underlying debt securities. Like the purchase of a futures contract, a Fund will purchase a call option on a futures contract to hedge against a market advance when the Fund is not fully invested.


      The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities which are deliverable upon exercise of the futures contract. If the futures price at expiration is below the exercise price, a Fund will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Fund's portfolio holdings.


      Put Options on Futures Contracts. The purchase of a put option on a futures contract is analogous to the purchase of a protective put option on portfolio securities. A Fund will purchase a put option on a futures contract to hedge such Fund's portfolio against the risk of rising interest rates.


      The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities which are deliverable upon exercise of the futures contract. If the futures price at expiration is higher than the exercise price, a Fund will retain the full amount of the option premium which provides a partial hedge against any increase in the price of Municipal Bonds which the Fund intends to purchase.


      The writer of an option on a futures contract is required to deposit initial and variation margin pursuant to requirements similar to those applicable to futures contracts. Premiums received from the writing of an option will be included in initial margin. The writing of an option on a futures contract involves risks similar to those relating to futures contracts.


      The Trust has received an order from the Commission exempting it from the provisions of Section 17(f) and Section 18(f) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), in connection with its strategy of investing in futures contracts. Section 17(f) relates to the custody of securities and other assets of an investment company and may be deemed to prohibit certain arrangements between a Fund and commodities brokers with respect to initial and variation margin. Section 18(f) of the Investment Company Act prohibits an





                                      10




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 open-end investment company such as the Trust from issuing a "senior security" other than a borrowing from a bank. The staff of the Commission has in the past indicated that a futures contract may be a "senior security" under the Investment Company Act.


      Restrictions on Use of Futures Transactions. Regulations of the CFTC applicable to each Fund require that all of a Fund's futures transactions constitute bona fide hedging transactions and that each Fund purchase and sell futures contracts and options thereon (i) for bona fide hedging purposes, and (ii) for non-hedging purposes, if the aggregate initial margin and premiums required to establish positions in such contracts and options does not exceed 5% of the liquidation value of such Fund's portfolio assets after taking into account unrealized profits and unrealized losses on any such contracts and options. (However, each Fund intends to engage in options and futures transactions only for hedging purposes.) Margin deposits may consist of cash or securities acceptable to the broker and the relevant contract market.


      When a Fund purchases a futures contract, or writes a put option or purchases a call option thereon, it will maintain an amount of cash, cash equivalents (e.g., high grade commercial paper and daily tender adjustable notes) or liquid securities in a segregated account with such Fund's custodian, so that the amount so segregated plus the amount of initial and variation margin held in the account of its broker equals the market value of the futures contracts, thereby ensuring that the use of such futures contract is unleveraged. It is not anticipated that transactions in futures contracts will have the effect of increasing portfolio turnover.


      Risk Factors in Futures Transactions and Options. Investment in futures contracts involves the risk of imperfect correlation between movements in the price of the futures contract and the price of the security being hedged. The hedge will not be fully effective when there is imperfect correlation between the movements in the prices of two financial instruments. For example, if the price of the futures contract moves more than the price of the hedged security, a Fund will experience either a loss or gain on the futures contract which is not completely offset by movements in the price of the hedged securities. To compensate for imperfect correlations, a Fund may purchase or sell futures contracts in a greater dollar amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, a Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged securities is historically less than that of the futures contracts.


      The particular municipal bonds comprising the index underlying the Municipal Bond Index financial futures contract may vary from the bonds held by a Fund. As a result, a Fund's ability to hedge effectively all or a portion of the value of its Municipal Bonds through the use of such financial futures contracts will depend in part on the degree to which price movements in the index underlying the financial futures contract correlate with the price movements of the Municipal Bonds held by a Fund. The correlation may be affected by disparities in the average maturity, ratings, geographical mix or structure of a Fund's investments as compared to those comprising the Municipal Bond Index and general economic or political factors. In addition, the correlation between movements in the value of the Municipal Bond Index may be subject to change over time as additions to and deletions from the Municipal Bond Index alter its structure. The correlation between futures contracts on U.S. Government securities and the Municipal Bonds held by a Fund may be adversely affected by similar factors and the risk of imperfect correlation between movements in the prices of such futures contracts and the prices of Municipal Bonds held by a Fund may be greater. Municipal Bond Index futures contracts were approved for trading in 1986. Trading in such futures contracts may tend to be less liquid than trading in other futures contracts. The trading of futures contracts also is subject to certain market risks, such as inadequate trading activity, which could at times make it difficult or impossible to liquidate existing positions.


      Each Fund expects to liquidate a majority of the futures contracts it enters into through offsetting transactions on the applicable contract market. There can be no assurance, however, that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close out a futures position. In the event of adverse price movements, a Fund would continue to be required to make daily cash payments of variation margin. In such situations, if a Fund has insufficient cash, it may be required to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. The inability to close out futures positions also could have an adverse impact on a Fund's ability to hedge effectively its investments in Municipal Bonds. The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of


                                      11




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 fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. A Fund will enter into a futures position only if, in the judgment of the Manager, there appears to be an actively traded secondary market for such futures contracts.


      The successful use of transactions in futures and related options also depends on the ability of the Manager to forecast correctly the direction and extent of interest rate movements within a given time frame. To the extent interest rates remain stable during the period in which a futures contract or option is held by a Fund or such rates move in a direction opposite to that anticipated, a Fund may realize a loss on the hedging transaction which is not fully or partially offset by an increase in the value of portfolio securities. As a result, a Fund's total return for such period may be less than if it had not engaged in the hedging transaction.


      Because of low initial margin deposits made upon the opening of a futures position, futures transactions involve substantial leverage. As a result, relatively small movements in the price of the futures contracts can result in substantial unrealized gains or losses. There is also the risk of loss by a Fund of margin deposits in the event of bankruptcy of a broker with whom a Fund has an open position in a financial futures contract. Because a Fund will engage in the purchase and sale of futures contracts solely for hedging purposes, however, any losses incurred in connection therewith should, if the hedging strategy is successful, be offset in whole or in part by increases in the value of securities held by a Fund or decreases in the price of securities a Fund intends to acquire.


      The amount of risk a Fund assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option on a futures contract also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.



 Description of Temporary Investments


      Each Fund may invest in short-term tax-exempt and taxable securities subject to the limitations set forth above and in each Fund's Prospectus under "How the Fund Invests." The tax-exempt money market securities may include municipal notes, municipal commercial paper, municipal bonds with a remaining maturity of less than one year, variable rate demand notes and participations therein. Municipal notes include tax anticipation notes, bond anticipation notes and grant anticipation notes. Anticipation notes are sold as interim financing in anticipation of tax collection, bond sales, government grants or revenue receipts. Municipal commercial paper refers to short-term unsecured promissory notes generally issued to finance short-term credit needs. The taxable money market securities in which a Fund may invest as Temporary Investments consist of U.S. Government securities, U.S. Government agency securities, domestic bank or savings institution certificates of deposit and bankers' acceptances, short-term corporate debt securities such as commercial paper and repurchase agreements. These Temporary Investments must have a stated maturity not in excess of one year from the date of purchase. A Fund may not invest in any security issued by a commercial bank or a savings institution unless the bank or institution is organized and operating in the United States, has total assets of at least one billion dollars and is a member of the Federal Deposit Insurance Corporation ("FDIC"), except that up to 10% of total assets may be invested in certificates of deposit of smaller institutions if such certificates are fully insured by the FDIC.


      VRDOs and Participating VRDOs. VRDOs are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and a right of demand on the part of the holder thereof to receive payment of the unpaid principal balance plus accrued interest upon a short notice period not to exceed seven days. There is, however, the possibility that because of default or insolvency the demand feature of VRDOs and Participating VRDOs may not be honored. The interest rates are adjustable at intervals (ranging from daily to up to one year) to some prevailing market rate for similar investments, such adjustment formula being calculated to maintain the market rate of the VRDOs at approximately the par value of the VRDOs on the adjustment date. The adjustments typically are based upon the Public Securities Association Index or some other appropriate interest rate adjustment index. Each Fund may invest in all types of tax-exempt instruments currently outstanding or to be issued in the future which satisfy the short-term maturity and quality standards of that Fund.



                                      12




------------------------------------------------------------------------------



      Participating VRDOs provide the Funds with a specified undivided interest (up to 100%) of the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the Participating VRDOs from the financial institution upon a specified number of days notice, not to exceed seven days. In addition, the Participating VRDO is backed by an irrevocable letter of credit or guaranty of the financial institution. A Fund would have an undivided interest in the underlying obligation and thus participate on the same basis as the financial institution in such obligation except that the financial institution typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit and issuing the repurchase commitment. Each Fund has been advised by its counsel that it should be entitled to treat the income received on Participating VRDOs as interest from tax-exempt obligations. It is not contemplated that either Fund will invest more than a limited amount of its total assets in Participating VRDOs.


      VRDOs that contain a right of demand to receive payment of the unpaid principal balance plus accrued interest on a notice period exceeding seven days may be deemed to be illiquid securities. A VRDO with a demand notice period exceeding seven days will therefore be subject to a Fund's restriction on illiquid investments unless, in the judgment of the Trustees, such VRDO is liquid. The Trustees may adopt guidelines and delegate to the Manager the daily function of determining and monitoring liquidity of such VRDOs. The Trustees, however, will retain sufficient oversight and will be ultimately responsible for such determinations.


      The Temporary Investments, VRDOs and Participating VRDOs in which each Fund may invest will be in the following rating categories at the time of purchase: MIG-1/ VMIG-1 through MIG-3/ VMIG-3 for notes and VRDOs and Prime-1 through Prime-3 for commercial paper (as determined by Moody's), SP-1 through SP-2 for notes and A-1 through A-3 for VRDOs and commercial paper (as determined by S&P), or F-1 through F-3 for notes, VRDOs and commercial paper (as determined by Fitch). Temporary Investments, if not rated, must be of comparable quality in the opinion of the Manager. In addition, each Fund reserves the right to invest temporarily a greater portion of its assets in Temporary Investments for defensive purposes, when, in the judgment of the Manager, market conditions warrant.


      Repurchase Agreements. Each Fund may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer or an affiliate thereof, in U.S. Government securities. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period. In repurchase agreements, the prices at which the trades are conducted do not reflect accrued interest on the underlying obligations. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In a repurchase agreement, a Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by a Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to a Fund shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, a Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. Neither Fund may invest in repurchase agreements maturing in more than seven days if such investments, together with all other illiquid securities, would exceed 15% of such Fund's net assets.


      In general, for Federal income tax purposes, repurchase agreements are treated as collateralized loans secured by the securities "sold." Such treatment may also apply for state tax purposes. Therefore, amounts earned under such agreements will not be considered tax-exempt interest. The treatment of purchase and sales contracts is less certain.



 Suitability


      The economic benefit of an investment in a Fund depends upon many factors beyond the control of such Fund, the Manager and its affiliates. Because of each Fund's emphasis on California Municipal Bonds, each Fund should be considered a vehicle for diversification and not as a balanced investment program. The




                                      13




------------------------------------------------------------------------------


 suitability for any particular investor of a purchase of shares in a Fund will depend upon, among other things, such investor's tax situation, investment objectives and such investor's ability to accept the risks associated with investing in California Municipal Bonds, including the risk of loss of principal and the risk of receiving income that is not exempt from Federal and/or California income taxes.

 Investment Restrictions


      The Trust has adopted a number of fundamental and non-fundamental investment restrictions and policies relating to the investment of its assets and its activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the respective Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the respective Fund's shares present at a meeting at which more than 50% of the outstanding shares of the respective Fund are represented or (ii) more than 50% of the respective Fund's outstanding shares). Neither Fund may:


       (1) Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities). For purposes of this restriction, states, municipalities and their political subdivisions are not considered to be part of any industry.


       (2) Make investments for the purpose of exercising control or management.

       (3) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

       (4) Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time.

       (5) Issue senior securities to the extent such issuance would violate applicable law.


       (6) Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

       (7) Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

       (8) Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.


      As an additional fundamental restriction with respect to California Fund only, California Fund will not make any investment inconsistent with its classification as a diversified investment company under the Investment Company Act.

      Under each Fund's non-fundamental investment restrictions, which may be changed by the Board of Trustees without shareholder approval, neither Fund may:






                                      14




-----------------------------------------------------------------------------


       (a) Purchase securities of other investment companies, except to the extent permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act at any time the Fund's shares are owned by another investment company that is part of the same group of investment companies as the Fund.


       (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales "against the box."


       (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities, that the Board of Trustees of the Trust has otherwise determined to be liquid pursuant to applicable law.


       (d) Notwithstanding fundamental investment restriction (6) above, borrow amounts in excess of 20% of its total assets taken at market value, including the amount borrowed, and then only from banks as a temporary measure for extraordinary or emergency purposes.


      Diversified and Non-Diversified Status. Each Fund's investments are limited in order to allow the Fund to qualify as a "regulated investment company" under the Internal Revenue Code. See "Dividends and Taxes -- Taxes." To qualify, each Fund complies with certain requirements, including limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of such Fund's total assets will be invested in the securities of a single issuer and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and such Fund will not own more than 10% of the outstanding voting securities of a single issuer. For purposes of this restriction, the Funds will regard each state and each political subdivision, agency or instrumentality of such state and each multi-state agency of which such state is a member and each public authority which issues securities on behalf of a private entity as a separate issuer, except that if the security is backed only by the assets and revenues of a non-government entity then the entity with the ultimate responsibility for the payment of interest and principal may be regarded as the sole issuer. These tax-related limitations may be changed by the Trustees of the Trust to the extent necessary to comply with changes to the Federal tax requirements. A fund that elects to be classified as "diversified" under the Investment Company Act, such as California Fund, must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.


      California Insured Fund is classified as "non-diversified" within the meaning of the Investment Company Act, which means that it is not limited by the Investment Company Act in the proportion of its assets that it may invest in securities of a single issuer. To the extent that California Insured Fund assumes large positions in the securities of a small number of issuers, California Insured Fund's net asset value may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market's assessment of the issuers, and California Insured Fund may be more susceptible to any single economic, political or regulatory occurrence than a diversified company.


      Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with the Manager, the Funds are prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except pursuant to an exemptive order under the Investment Company Act. See "Portfolio Transactions." Without such an exemptive order the Funds would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.



 Portfolio Turnover


      The Manager will effect portfolio transactions without regard to the time the securities have been held, if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular issuer or in general market, financial or economic conditions. As a result of its investment policies, each Fund may engage in a substantial number of portfolio transactions and a Fund's portfolio turnover rate may vary greatly from year to year or during periods within a year. The portfolio turnover rate is calculated by dividing the lesser of a Fund's




                                      15




----------------------------------------------------------------------------


 annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. A high portfolio turnover may result in negative tax consequences, such as an increase in capital gain dividends or in ordinary income dividends of accrued market discount. See "Dividends and Taxes -- Taxes." High portfolio turnover may also involve correspondingly greater transaction costs which are borne directly by the applicable Fund.



                            MANAGEMENT OF THE TRUST



 Trustees and Officers


      The Trustees of the Trust consist of six individuals, five of whom are not "interested persons" of the Trust as defined in the Investment Company Act (the "non-interested Trustees"). The Trustees are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors or trustees of investment companies by the Investment Company Act.


      Information about the Trustees, executive officers of the Trust and the portfolio manager of each Fund, including their ages and their principal occupations for at least the last five years, is set forth below. Unless otherwise noted, the address of each Trustee, executive officer and the portfolio manager is P.O. Box 9011, Princeton, New Jersey 08543-9011.


      TERRY K. GLENN (60) President and Trustee(1)(2) Executive Vice President of the Manager and Merrill Lynch Investment Managers, L.P. ("MLIM") (which terms as used herein include their corporate predecessors) since 1983; Executive Vice President and Director of Princeton Services, Inc. ("Princeton Services") since 1993; President of FAM Distributors, Inc. ("FAMD") since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988.


      JAMES H. BODURTHA (56) Trustee(2)(3) 36 Popponesset Road, Cotuit, Massachusetts 02635. Director and Executive Vice President, The China Business Group, Inc. since 1996; Chairman and Chief Executive Officer, China Enterprise Management Corporation from 1993 to 1996; Chairman, Berkshire Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.


      HERBERT I. LONDON (61) Trustee(2)(3) 2 Washington Square Village, New York, New York 10012. John M. Olin Professor of Humanities, New York University since 1993 and Professor thereof since 1980; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corporation from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993; Limited Partner, Hypertech LP since 1996.


      JOSEPH L. MAY (71) Trustee(2)(3) 424 Church Street, Suite 2000, Nashville, Tennessee 37219. Attorney in private practice since 1984; President, May and Athens Hosiery Mills Division, Wayne-Gossard Corporation from 1954 to 1983; Vice President, Wayne-Gossard Corporation from 1972 to 1983; Chairman, The May Corporation (personal holding company) from 1972 to 1983; Director, Signal Apparel Co. from 1972 to 1989.


      ANDRE F. PEROLD (48) Trustee(2)(3) Morgan Hall, Soldiers Field, Boston, Massachusetts 02163. Sylvan C. Coleman Professor of Financial Management, Harvard Business School since 1993 and Professor from 1989 to 1993; Trustee, The Common Fund since 1989; Director, Quantec Limited from 1991 to 1999; Director, TIBCO from 1994 to 1996; Director, Genbel Securities Limited and Gensec Bank since 1999; Director, Gensec Asset Management since 2000; Director, Bulldogresearch.com since 2000; Director, Stockback.com since 2000.


      ROBERTA COOPER RAMO (58) Trustee(2)(3) P.O. Box 2168, 500 Fourth Street, N.W., Albuquerque, New Mexico 87102. Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Partner, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director, Coopers, Inc. since 1999; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now First Security) from 1975 to 1976.


      VINCENT R. GIORDANO (56) Senior Vice President(1)(2) Managing Director of MLIM since 2000; Senior Vice President of the Manager and MLIM from 1984 to 2000; Senior Vice President of Princeton Services since 1993.




                                      16




------------------------------------------------------------------------------



      KENNETH A. JACOB (49) Vice President(1)(2) First Vice President of MLIM since 1997; Vice President of MLIM from 1984 to 1997; Vice President of the Manager since 1984.


      WALTER O'CONNOR (39) Vice President and Portfolio Manager(1)(2) Director (Tax-Exempt Fund Management) of MLIM since 1997; Vice President of MLIM from 1993 to 1997; Assistant Vice President of MLIM from 1991 to 1993.


      DONALD C. BURKE (40) Vice President and Treasurer(1)(2) First Vice President of the Manager and MLIM since 2000; Treasurer of the Manager and MLIM since 1999; Senior Vice President of the Manager and MLIM from 1999 to 2000; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; First Vice President of MLIM from 1997 to 1999; Vice President of MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.


      ALICE A. PELLEGRINO (40) Secretary(1)(2) Vice President of MLIM since 1999; Attorney associated with MLIM since 1997; Associate with Kirkpatrick & Lockhart LLP from 1992 to 1997.


-----------


 (1)  Interested person, as defined in the Investment Company Act, of the Trust.

 (2) Such Trustee or officer is a director, trustee or officer of certain other investment companies for which FAM or MLIM acts as the investment adviser or manager.

 (3) Member of the Trust's Audit and Nominating Committee, which is responsible for the selection of the independent auditors and the selection and nomination of non-interested Trustees.




      As of December 22, 2000, the Trustees, officers of the Trust and officers of the Funds as a group (11 persons) owned an aggregate of less than 1% of the outstanding shares of either Fund. At such date Mr. Glenn, a Trustee and officer of the Trust, and the other officers of the Trust and the Funds owned an aggregate of less than 1% of the outstanding shares of common stock of ML & Co.



 Compensation of Trustees


      Pursuant to the terms of a separate management agreement between the Trust on behalf of each Fund and the Manager (the "Management Agreements"), the Manager pays all compensation of all officers and employees of the Trust and the Funds as well as the fees of Trustees who are affiliated persons of ML & Co. or its subsidiaries.


      The Trust pays fees to each non-interested Trustee for service to the Trust. Each non-interested Trustee receives an aggregate annual retainer of $100,000 for his or her services to multiple investment companies advised by the Manager or its affiliate ("MLIM/FAM-Advised funds"). The portion of the annual retainer allocated to each MLIM/FAM-Advised fund is determined quarterly based on the relative net assets of each fund. In addition, each non-interested Trustee receives a fee per in-person board meeting attended and per in-person Audit and Nominating Committee meeting attended. The annual per meeting fees paid to each non-interested Trustee aggregate $60,000 for all MLIM/FAM-Advised funds for which that Trustee serves and are allocated equally among those funds. The Trust reimburses the non-interested Trustees for actual out-of-pocket expenses relating to attendance at meetings. The Audit and Nominating Committee consists of all of the non-interested Trustees of the Trust.


      The following table shows the compensation earned by the non-interested Trustees for the fiscal year ended August 31, 2000 and the aggregate compensation paid to them from all MLIM/FAM-Advised funds, for the calendar year ended December 31, 1999.





                                                                                                         Aggregate
                                                                Pension or             Estimated     Compensation from
                                                             Retirement Benefits         Annual        Trust and Other
                         Position with      Compensation     Accrued as Part of      Benefits upon     MLIM/FAM-
 Name                        Trust           from Trust        Trust Expense          Retirement      Advised Funds(1)
 ---                     -------------      ------------     -------------------       ---------     ------------------
 James H. Bodurtha           Trustee        $10,124               None                    None        $133,500
 Herbert I. London           Trustee        $10,124               None                    None        $133,500
 Joseph L. May               Trustee        $10,124               None                    None        $133,500
 Andre F. Perold             Trustee        $10,124               None                    None        $133,250
 Roberta Cooper Ramo(2)      Trustee        $     0               None                    None            $  0(3)



-----------
 (1)  The Trustees serve on the boards of MLIM/FAM-Advised funds as follows:
      Mr. Bodurtha (32 registered investment companies consisting of 44 portfolios); Mr. London (32 registered investment companies consisting of 44 portfolios); Mr. May (32 registered investment companies consisting of 44 portfolios); Mr. Perold (32 registered investment companies consisting of 44 portfolios); and Ms. Ramo (32 registered investment companies consisting of 44 portfolios).

 (2)  Ms. Ramo was elected a Trustee of the Trust on December 21, 2000.

 (3) Ms. Ramo was appointed a Board Member of certain MLIM/FAM-Advised funds on December 15, 1999.




                                      17




-----------------------------------------------------------------------------


      Trustees of the Trust may purchase Class A shares of each Fund at net asset value. See "Purchase of Shares -- Initial Sales Charge Alternatives -- Class A and Class D Shares -- Reduced Initial Sales Charges -- Purchase Privilege of Certain Persons."



 Management and Advisory Arrangements


      Management Services. The Manager provides each Fund with investment advisory and management services. Subject to the supervision of the Trustees, the Manager is responsible for the actual management of each Fund's portfolio and constantly reviews each Fund's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager. The Manager performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Trust and each Fund.


      Management Fee. Pursuant to the Management Agreements, the Manager receives for its services to each Fund monthly compensation at the following annual rates: 0.55% of the average daily net assets not exceeding $500 million; 0.525% of the average daily net assets exceeding $500 million but not exceeding $1.0 billion and 0.50% of the average daily net assets exceeding $1.0 billion. The table below sets forth information about the total management fees paid by each Fund to the Manager and the amount of any fee waiver for the periods indicated.




                                              For the Fiscal Year Ended August 31,
                                      2000                      1999                      1998
                            Management Fee    Fee Waived   Management Fee   Fee Waived   Management Fee   Fee Waived
 California Fund            $2,521,529         $7,088       $3,176,269        $  0       $3,301,460       $    0
 California Insured Fund    $  376,496         $    0       $  496,071        $  0       $  502,296       $6,357



      Payment of Fund Expenses. Each Fund's Management Agreement obligates the Manager to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Trust connected with investment and economic research, trading and investment management of the Trust, as well as the fees of all Trustees of the Trust who are affiliated persons of ML & Co. or any of its affiliates. Each Fund pays all other expenses incurred in its operation and a portion of the Trust's general administrative expenses allocated on the basis of the asset size of the respective Fund. Expenses that will be borne directly by each Fund include redemption expenses, expenses of portfolio transactions, expenses of registering the shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports, prospectuses and statements of additional information, except to the extent paid by FAMD (the "Distributor") as described below, fees for legal and auditing services, Commission fees, per meeting fees of the non-interested Trustees, interest, certain taxes and other expenses attributable to a particular Fund. Expenses that will be allocated on the basis of asset size of the respective Fund include the annual retainer for and expenses of non-interested Trustees, state franchise taxes, costs of printing proxies and other expenses relating to shareholder meetings and other expenses properly payable by the Trust. The organizational expenses of the Trust were paid by the Trust, and if additional Funds are added to the Trust, the organizational expenses will be allocated among the Funds in a manner deemed equitable by the Trustees. Depending upon the nature of a lawsuit, litigation costs may be assessed to the specific Fund to which the lawsuit relates or allocated on the basis of the asset size of the respective Fund. The Trustees have determined that this is an appropriate method of allocation of expenses. Accounting services are provided to the Trust by the Manager and the Trust reimburses the Manager in connection with such services. As of January 1, 2001, accounting services will be provided for each Fund by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Trust. Each Fund will pay the respective costs of these services. As required by the Funds' distribution agreement, the Distributor will pay the promotional expenses of each Fund incurred in connection with the offering of shares of that Fund. Certain expenses in connection with the account maintenance and distribution of Class B and Class C shares will be financed by the Trust pursuant to the Distribution Plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares -- Distribution Plans." Reference is made to "Management of the Fund" in each Fund's Prospectus for certain information concerning the management and advisory arrangements of the Trust.


      Organization of the Manager. The Manager is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Manager as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.




                                      18



------------------------------------------------------------------------------


      Duration and Termination. Unless earlier terminated as described herein, each Management Agreement will remain in effect from year to year if approved annually (a) by the Trustees of the Trust or by a majority of the outstanding shares of each respective Fund and (b) by a majority of the Trustees who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contracts are not assignable and may be terminated without penalty on 60 days' written notice at the option of either party or by vote of the shareholders of the respective Fund.


      Transfer Agency Services. Financial Data Services, Inc. (the "Transfer Agent"), a subsidiary of ML & Co., acts as the Trust's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Pursuant to the Transfer Agency Agreement, the Transfer Agent receives a fee of $11.00 per Class A or Class D account and $14.00 per Class B or Class C account and is entitled to reimbursement for certain transaction charges and out-of-pocket expenses incurred by the Transfer Agent under the Transfer Agency Agreement. Additionally, a $.20 monthly closed account charge will be assessed on all accounts which close during the calendar year. Application of this fee will commence the month following the month the account is closed. At the end of the calendar year, no further fees will be due. For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.


      Distribution Expenses. The Funds have entered into a distribution agreement with the Distributor in connection with the continuous offering of each class of shares of each Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of each class of shares of each Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Management Agreements described above.


 Code of Ethics


      The Board of Trustees of the Trust has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Trust, each Fund, the Manager and the Distributor (the "Code of Ethics"). The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.





                              PURCHASE OF SHARES


      Reference is made to "How to Buy, Sell, Transfer and Exchange Shares" in each Fund's Prospectus.


      Each Fund offers four classes of shares under the Merrill Lynch Select PricingSM System: shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Each Class A, Class B, Class C or Class D share of each Fund represents an identical interest in the investment portfolio of that Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges ("CDSCs"), distribution fees and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class D shares, are imposed directly against those classes and not against all assets of each Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by a Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege."







                                      19




------------------------------------------------------------------------------


      Investors should understand that the purpose and function of the initial sales charges with respect to the Class A and Class D shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of each Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.


      The Merrill Lynch Select PricingSM System is used by more than 50 registered investment companies advised by MLIM or FAM. Funds advised by MLIM or FAM that utilize the Merrill Lynch Select PricingSM System are referred to herein as "Select Pricing Funds."


      Each Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge applicable to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of each Fund next determined after receipt of the purchase order by the Distributor. As to purchase orders received by securities dealers prior to the close of business on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time) which includes orders received after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of business on the NYSE on that day. If the purchase orders are not received prior to 30 minutes after the close of business on the NYSE on that day, such orders shall be deemed received on the next business day. Dealers have the responsibility of submitting purchase orders to a Fund not later than 30 minutes after the close of business on the NYSE in order to purchase shares at that day's offering price.


      A Fund or the Distributor may suspend the continuous offering of that Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by a Fund or the Distributor. Neither the Distributor nor the dealers or other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Merrill Lynch may charge its customers a processing fee (presently $5.35) to confirm a sale of shares to such customers. Purchases made directly through the Transfer Agent are not subject to the processing fee.


 Initial Sales Charge Alternatives Class A and Class D Shares


      Investors who prefer an initial sales charge alternative may elect to purchase Class D shares or, if an eligible investor, Class A shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because there is an account maintenance fee imposed on Class D shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class D shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charges and, in the case of Class D shares, the account maintenance fee. Although some investors who previously purchased Class A shares may no longer be eligible to purchase Class A shares of other Select Pricing Funds, those previously purchased Class A shares, together with Class B, Class C and Class D share holdings, will count toward a right of accumulation which may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class D account maintenance fees will cause Class D shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class A shares.


      The term "purchase," as used in each Fund's Prospectus and this Statement of Additional Information in connection with an investment in Class A and Class D shares of a Fund, refers to a single purchase by an individual or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his, her or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any




                                      20




------------------------------------------------------------------------------





 "company," as that term is defined in the Investment Company Act, but does not include purchases by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of shares of a Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.


 Eligible Class A Investors


      Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class A shares. Investors who currently own Class A shares are entitled to purchase additional Class A shares of the same Fund in that account. Class A shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions provided that the program or bank has $3 million or more initially invested in Select Pricing Funds. Also eligible to purchase Class A shares at net asset value are participants in certain investment programs including TMASM Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs. In addition, Class A shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees and to members of the Boards of MLIM/FAM-Advised investment companies. Certain persons who acquired shares of certain MLIM/FAM-Advised closed-end funds in their initial offerings who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of a Fund also may purchase Class A shares of such Fund if certain conditions are met. In addition, Class A shares of each Fund and certain other Select Pricing Funds are offered at net asset value to shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. and, if certain conditions are met, to shareholders of Merrill Lynch Municipal Strategy Fund, Inc. and Merrill Lynch High Income Municipal Bond Fund, Inc. who wish to reinvest the net proceeds from a sale of certain of their shares of common stock pursuant to a tender offer conducted by such funds.


      Investors are advised that only Class A and Class D shares may be available for purchase through securities dealers, other than Merrill Lynch, that are eligible to sell shares.


 Class A and Class D Sales Charge Information





                                                                   Class A Shares

                                                           Sales Charges                                        CDSC's Received
                           Gross Sales Charges              Retained by                Sales Charges Paid       on Redemption of
                           Collected for the             Distributor for the        to Merrill Lynch for         Load-Waived
                           Fiscal Year Ended             Fiscal Year Ended          the Fiscal Year Ended     Shares for the Fiscal
                                August 31,                   August 31,                   August 31,          Year Ended August 31,
                         --------------------------    --------------------       ------------------------    ---------------------
                         2000       1999     1998      2000     1999      1998    2000       1999     1998    2000    1999    1998
                         -----      ----     ----      ----     -----     -----   -----      -----    -----   -----   -----   ----
California Fund          $2,023     $11,530  $11,451   $180     $1,171    $1,294  $1,843     $10,359  $10,157   $0      $0      $0

California Insured
 Fund                       $15      $1,328     $613     $1        $89       $46     $14      $1,239    $567    $0      $0      $0



                                                                  Class D Shares

                                                     Sales Charges                                CDSC's Received
                         Gross Sales Charges          Retained by          Sales Charges Paid      on Redemption of
                           Collected for the       Distributor for the   to Merrill Lynch for        Load-Waived
                          Fiscal Year Ended         Fiscal Year Ended    the Fiscal Year Ended   Shares for the Fiscal
                               August 31,               August 31,             August 31,        Year Ended August 31,
                         ----------------------    ------------------   --------------------    ----------------------
                         2000     1999    1998     2000   1999   1998   2000    1999    1998    2000        1999   1998
                         ------   ----    -----    ----   ----   ----   ----    ----    ----    ------       ---   ----

 California Fund         $27,290  $73,395 $72,367  $3,315 $2,461 $7,401 $23,975 $70,934 $64,966 $3,460      $0      $0
 California Insured
     Fund                 $6,396  $25,458  $9,801    $654   $907 $1,083  $5,742 $24,551  $8,718     $0      $0      $0




      The Distributor may reallow discounts to selected dealers and other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers and other financial intermediaries selling Class A and Class D shares of each Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.




                                      21




------------------------------------------------------------------------------


 Reduced Initial Sales Charges


      Reductions in or exemptions from the imposition of a sales load are due to the nature of the investors and/or the reduced sales efforts that will be needed to obtain such investments.


      Reinvested Dividends. No initial sales charges are imposed upon Class A and Class D shares issued as a result of the automatic reinvestment of dividends.


      Right of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of each Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of a Fund and of any other Select Pricing Funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.


      Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of the Class A or Class D shares of a Fund or other Select Pricing Funds made within a 13-month period starting with the first purchase pursuant to a Letter of Intent. The Letter of Intent is available only to investors whose accounts are established and maintained at a Fund's Transfer Agent. The Letter of Intent is not available to employee benefit plans for which Merrill Lynch provides plan participant recordkeeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A or Class D shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A and Class D shares of a Fund and of other Select Pricing Funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward the completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the expiration of such Letter, the difference between the sales charge on the Class A or Class D shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A or Class D shares equal to at least 5.0% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5.0% of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to the further reduced percentage sales charge that would be applicable to a single purchase equal to the total dollar value of the Class A or Class D shares then being purchased under such Letter, but there will be no retroactive reduction of the sales charge on any previous purchase.


      The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund into a Fund that creates a sales charge will count toward completing a new or existing Letter of Intent from such Fund.


      TMASM Managed Trusts. Class A shares are offered at net asset value to TMASM Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services.


      Employee AccessSM Accounts. Provided applicable threshold requirements are met, either Class A or Class D shares are offered at net asset value to Employee AccessSM Accounts available through authorized employers. The initial minimum investment for such accounts is $500, except that the initial minimum investment for shares purchased for such accounts pursuant to the Automatic Investment Program is $50.




                                      22




------------------------------------------------------------------------------


      Purchase Privilege of Certain Persons. Trustees of the Trust, members of the Boards of other MLIM/FAM-Advised funds, ML & Co. and its subsidiaries (the term "subsidiaries," when used herein with respect to ML & Co., includes MLIM, FAM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.) and their directors and employees, and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class A shares of a Fund at net asset value. Each Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with such Fund. Employees and directors or trustees wishing to purchase shares of a Fund must satisfy that Fund's suitability standards.


      Class D shares of each Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Financial Consultant who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor, if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of a Fund with proceeds from a redemption of shares of a mutual fund that was sponsored by the Financial Consultant's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis; and, second, the investor must establish that such redemption had been made within 60 days prior to the investment in that Fund and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.


      Class D shares of each Fund are also offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Consultant and that has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated ("notice") if the following conditions are satisfied: first, the investor must purchase Class D shares of a Fund with proceeds from a redemption of shares of such other mutual fund and the shares of such other fund were subject to a sales charge either at the time of purchase or on a deferred basis; and, second, such purchase of Class D shares must be made within 90 days after such notice.


      Class D shares of each Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Consultant and that has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of a Fund with proceeds from the redemption of shares of such other mutual fund and that such shares have been outstanding for a period of no less than six months; and, second, such purchase of Class D shares must be made within 60 days after the redemption and the proceeds from the redemption must be maintained in the interim in cash or a money market fund.


      Acquisition of Certain Investment Companies. Class D shares may be offered at net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.


      Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class A or Class D shares of a Fund through certain financial advisers, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Manager from time to time.


 Deferred Sales Charge Alternatives -- Class B and Class C Shares


      Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in Select Pricing Funds.


      Because no initial sales charges are deducted at the time of the purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors that do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class D shares of a Fund after a conversion period of approximately ten years, and thereafter investors will be subject to lower ongoing fees.






                                      23




------------------------------------------------------------------------------


      The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. See "Pricing of Shares -- Determination of Net Asset Value" below.


 Contingent Deferred Sales Charges Class B Shares


      Class B shares that are redeemed within four years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over four years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the four-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.


      The following table sets forth the Class B CDSC:





                                         CDSC as a Percentage
                                         of Dollar Amount
    Year Since Purchase Payment Made     Subject to Charge
    --------------------------------     --------------
    0-1                                        4.0 %
    1-2                                        3.0 %
    2-3                                        2.0 %
    3-4                                        1.0 %
    4 and thereafter                          None


      To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because of dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 2.0% (the applicable rate in the third year after purchase).


      The Class B CDSC may be waived on redemptions of shares in certain circumstances, including any partial or complete redemption following the death or disability (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) of a Class B shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate. The Class B CDSC may be waived for any Class B shares that are purchased within qualifying Employee AccessSM Accounts. The terms of the CDSC may be waived or its terms modified in connection with certain fee-based programs. The Class B CDSC may also be waived in connection with involuntary termination of an account in which a Fund's shares are held or for withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder Services -- Fee-Based Programs" and " --Systematic Withdrawal Plan."


      Conversion of Class B Shares to Class D Shares. After approximately ten years (the "Conversion Period"), Class B shares will be converted automatically into Class D shares of a Fund. Class D shares are subject to an ongoing account maintenance fee of 0.10% of average daily net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class D shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.


      In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class D shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the




                                      24




------------------------------------------------------------------------------


 Conversion Date the conversion of Class B shares to Class D shares of a Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of that Fund held in the account on the Conversion Date will be converted to Class D shares of that Fund.


      In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs. See "Shareholder Services -- Fee-Based Programs."


      Class B shareholders of a Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to such Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.


      Share certificates for Class B shares of a Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.



 Contingent Deferred Sales Charges Class C Shares


      Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder Services -- Systematic Withdrawal Plan."


 Class B and Class C Sales Charge Information





                                                 Class B Shares*
                           ---------------------------------------------------------------------------
                           Fiscal Year Ended        Fiscal Year Ended          Fiscal Year Ended
                           August 31, 2000          August 31, 1999            August 31, 1998
                          -------------------       -------------------        -------------------
                         CDSCs         CDSCs Paid   CDSCs         CDSCs Paid   CDSCs         CDSCs Paid
                         Received by   to Merrill   Received by   to Merrill   Received by   to Merrill
                         Distributor   Lynch        Distributor   Lynch        Distributor   Lynch
                          ---------    ---------    ---------     --------     ---------     ---------

 California Fund         $243,711      $243,711     $262,836      $262,836     $184,769    $184,769
 California Insured Fund $ 87,563      $ 87,563     $ 62,874      $ 62,874     $ 93,829    $ 93,829


---------------
 * Additional Class B CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.





                                                 Class C Shares
                           ----------------------------------------------------------------
                           Fiscal Year Ended           Fiscal Year Ended         Fiscal Year Ended
                           August 31, 2000             August 31, 1999           August 31, 1998
                            -------------------        -------------------       -------------------
                             CDSCs       CDSCs Paid    CDSCs         CDSCs Paid   CDSCs         CDSCs Paid
                           Received by   to Merrill    Received by   to Merrill   Received by   to Merrill
                           Distributor   Lynch         Distributor   Lynch        Distributor   Lynch
                          ---------      ---------     ---------     ---------    ---------     ---------
 California Fund            $3,268      $3,268         $4,739        $4,739       $10,718       $10,718
 California Insured Fund    $1,185      $1,185         $3,043        $3,043       $ 8,328       $  8,328




      Merrill Lynch compensates its Financial Consultants for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of dealers (including Merrill Lynch) related to providing distribution-related services to each Fund in connection with the sale of the Class B and Class C shares,




                                      25




------------------------------------------------------------------------------


 such as the payment of compensation to financial consultants for selling Class B and Class C shares from the dealer's own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of a Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Distribution Plans" below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the National Association of Securities Dealers, Inc. (the "NASD") asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges" below.



 Closed-End Fund Reinvestment Options


      Class A shares of each Fund ("Eligible Class A Shares") are offered at net asset value to holders of the common stock of certain closed-end funds advised by the Manager or MLIM who purchased such closed-end fund shares prior to October 21, 1994 (the date the Merrill Lynch Select PricingSM System commenced operations) and wish to reinvest the net proceeds from a sale of such shares in Eligible Class A Shares, if the conditions set forth below are satisfied. Alternatively, holders of the common stock of closed-end funds who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of those shares may purchase Class A shares (if eligible to buy Class A shares) or Class D shares of a Fund ("Eligible Class D Shares") at net asset value, if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Eligible Class D Shares. Second, the closed-end fund shares must either have been acquired in that Fund's initial public offering or represent dividends from shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the investment option.


      Subject to the conditions set forth below, shares of each Fund are offered at net asset value to holders of shares of common stock of certain MLIM/FAM-Advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of such shares. Upon exercise of this investment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class A shares of a Fund, shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of a Fund and shareholders of Merrill Lynch Municipal Strategy Fund, Inc. and Merrill Lynch High Income Municipal Bond Fund, Inc. will receive Class D shares of a Fund, except that shareholders of Merrill Lynch Municipal Strategy Fund, Inc. and Merrill Lynch High Income Municipal Bond Fund, Inc. who already own Class A shares of a Fund may be eligible to purchase additional Class A shares pursuant to this option, if such additional Class A shares will be held in the same account as the existing Class A shares and the other requirements pertaining to the reinvestment privilege are met. In order to exercise this reinvestment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an "eligible fund") must sell his or her shares of common stock of the eligible fund (the "eligible shares") back to the eligible fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of a Fund. This option is available only with respect to eligible shares as to which no Early Withdrawal Charge or CDSC (each as defined in the eligible fund's prospectus) is applicable. Purchase orders from eligible fund shareholders wishing to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of a Fund on such day. The Class C CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund reinvestment option. Such waiver is subject to the requirement that the investor have held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.



 Distribution Plans


      Reference is made to "Fees and Expenses" in each Fund's Prospectus for certain information with respect to the separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by each Fund to the Distributor with respect to such classes.


      The Distribution Plans for Class B, Class C and Class D shares provide that each Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rates of 0.25%, 0.25% and 0.10%, respectively, of the average daily net assets of that Fund attributable to




                                      26




-------------------------------------------------------------------------------


 shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected dealer or other financial intermediary (pursuant to a sub-agreement) in connection with account maintenance activities with respect to Class B, Class C and Class D shares. Each of those classes has exclusive voting rights with respect to the Distribution Plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan).


      The Distribution Plans for Class B and Class C shares provide that each Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rates of 0.25% and 0.35%, respectively, of the average daily net assets of that Fund attributable to the shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected dealer or other financial intermediary (pursuant to a sub-agreement) for providing shareholder and distribution services and bearing certain distribution-related expenses of a Fund, including payments to financial consultants for selling Class B and Class C shares of that Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B and Class C shares through dealers without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial consultant, a selected dealer or other financial intermediary in connection with the sale of the Class B and Class C shares.


      The Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Trustees must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to each Fund and each related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Trustees shall be committed to the discretion of the non-interested Trustees then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Trustees concluded that there is reasonable likelihood that each Distribution Plan will benefit the relevant Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Trustees or by the vote of the holders of a majority of the outstanding related class of voting securities of the relevant Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by a Fund without the approval of the related class of shareholders and all material amendments are required to be approved by the vote of Trustees, including a majority of the non-interested Trustees who have no direct or indirect financial interest in the Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that each Fund preserve copies of the Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.


      Among other things, each Distribution Plan provides that the Distributor shall provide and the Trustees shall review quarterly reports of the disbursement of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Trustees for their consideration in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans annually, as of December 31 of each year, on a "fully allocated accrual" basis and quarterly on a "direct expense and revenue/cash" basis. On the fully allocated accrual basis, revenues consist of the account maintenance fees, distribution fees, the CDSCs and certain other related revenues, and expenses consist of financial consultant compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses, corporate overhead and interest expense. On the direct expense and revenue/cash basis, revenues consist of the account maintenance fees, distribution fees and CDSCs and the expenses consist of financial consultant compensation.


      California Fund. As of December 31, 1999, the last date for which fully allocated accrual data for California Fund is available, the fully allocated accrual expenses of the Distributor and Merrill Lynch for the period since the commencement of operations of Class B shares exceeded the fully allocated accrual revenues by approximately $3,002,000 (1.29% of Class B net assets at that date). As of August 31, 2000, direct cash revenues for the period since the commencement of operations of Class B shares exceeded direct cash expenses by




                                      27




------------------------------------------------------------------------------




 $26,824,857 (1.39% of Class B net assets at that date). As of December 31, 1999, the fully allocated accrual expenses incurred by the Distributor and Merrill Lynch for the period since the commencement of operations of Class C shares exceeded the fully allocated accrual revenues by approximately $39,000 (.37% of Class C net assets at that date). As of August 31, 2000, direct cash revenues for the period since the commencement of operations of Class C shares exceeded direct cash expenses by $203,502 (1.98% of Class C net assets at that date).


      For the fiscal year ended August 31, 2000, California Fund paid the Distributor $1,128,785 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $225.8 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended August 31, 2000, California Fund paid the Distributor $61,680 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $10.3 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended August 31, 2000, California Fund paid the Distributor $188,172 pursuant to the Class D Distribution Plan (based on average daily net assets subject to such Class D Distribution Plan of approximately $188.2 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class D shares.


      California Insured Fund. As of December 31, 1999, the last date for which fully allocated accrual data for California Insured Fund is available, the fully allocated accrual expenses of the Distributor and Merrill Lynch for the period since the commencement of operations of Class B shares exceeded the fully allocated accrual revenues by approximately $1,246,000 (2.45% of Class B net assets at that date). As of August 31, 2000, direct cash revenues for the period since the commencement of operations of Class B shares exceeded direct cash expenses by $1,905,734 (.93% of Class B net assets at that date). As of December 31, 1999, the fully allocated accrual revenues incurred by the Distributor and Merrill Lynch for the period since the commencement of operations of Class C shares exceeded the fully allocated accrual expenses by approximately $22,000 (.62% of Class C net assets at that date). As of August 31, 2000, direct cash revenues for the period since the commencement of operations of Class C shares exceeded direct cash expenses by $101,619 (3.61% of Class C net assets at that date).


      For the fiscal year ended August 31, 2000, California Insured Fund paid the Distributor $248,234 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $49.6 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended August 31, 2000, California Insured Fund paid the Distributor $19,060 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $3.2 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended August 31, 2000, California Insured Fund paid the Distributor $7,533 pursuant to the Class D Distribution Plan (based on average daily net assets subject to such Class D Distribution Plan of approximately $7.5 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class D shares.


 Limitations on the Payment of Deferred Sales Charges


      The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to each Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by a Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, a Fund will not make further payments of the distribution fee with respect to Class B




                                      28




-------------------------------------------------------------------------------


 shares and any CDSCs will be paid to such Fund rather than to the Distributor; however, such Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.


      The following table sets forth comparative information as of August 31, 2000 with respect to the Class B and Class C shares of each Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to the Class B shares, the Distributor's voluntary maximum.



                                      Class B Shares for the Period from
                        Commencement of Operations(6) to Fiscal Year Ended August 31, 2000
                                      Data calculated as of August 31, 2000 (in thousands)
                                                                                                                   Annual
                                                                                                                   Distribution
                                                      Allowable Allowable              Amounts                       Fee at
                                           Eligible   Aggregate Interest on Maximum    Previously     Aggregate    Current Net
                                           Gross      Sales     Unpaid      Amount     Paid to        Unpaid         Asset
                                           Sales(1)   Charge(2) Balance(3)  Payable    Distributor(4) Balance       Level(5)
                                            --------   -------   --------    --------   -----------    ---------   ------------
 California Fund

 Under NASD Rule as Adopted                $1,517,159 $ 93,534  $ 137,015   $ 230,549  $  35,031      $  195,518   $  501

 Under Distributor's Voluntary Waiver      $1,517,159 $ 93,534  $   8,874   $ 102,408  $  35,031      $   67,377   $  501

 California Insured Fund

 Under NASD Rule as Adopted                $  126,326 $  7,886  $   4,807   $  12,693  $   2,344      $   10,349   $  120

 Under Distributor's Voluntary Waiver      $  126,326 $  7,886  $     641   $   8,527  $   2,344      $    6,183   $  120




                                     Class C Shares for the Period from
                         Commencement of Operations(6) to Fiscal Year Ended August 31, 2000
                                 Data calculated as of August 31, 2000 (in thousands)

                                                                                                         Annual
                                                                                                     Distribution
                                           Allowable  Allowable              Amounts                     Fee at
                                 Eligible  Aggregate  Interest on  Maximum   Previously      Aggregate  Current Net
                                 Gross     Sales      Unpaid       Amount    Paid to         Unpaid     Asset
                                 Sales(1)  Charge(2)  Balance(3)   Payable   Distributor(4)  Balance    Level(5)
                                 -------   -------   --------     ------    -----------     -------    ---------

 California Fund

 Under NASD Rule as Adopted      $  24,727  $ 1,514   $ 510       $ 2,024     $ 214          $ 1,810      $ 36

 California Insured Fund

 Under NASD Rule as Adopted      $  11,253  $   703   $ 274       $   977     $  72          $   905      $ 36


-------------
 (1) Purchase price of all eligible Class B or Class C shares sold during the periods indicated other than shares acquired through dividend reinvestment and the exchange privilege.

 (2) Includes amounts attributable to exchanges from Summit Cash Reserves Fund ("Summit") which are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the "redeemed fund"). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.

 (3) Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD Rule.

 (4) Consists of CDSC payments, distribution fee payments and accruals. See "What are the Fund's fees and expenses?" in each Fund's Prospectus. This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class A shares in conjunction with the shareholder's participation in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFASM) Program (the "MFA Program"). The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA Program.

 (5) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the voluntary maximum (with respect to Class B shares) or the NASD maximum (with respect to Class B and Class C shares).

 (6) Class B Shares of California Fund commenced operations on September 30, 1985. Class C Shares of California Fund commenced operations on October 21, 1994. Class B Shares of California Insured Fund commenced operations on February 26, 1993. Class C Shares of California Insured Fund commenced operations on October 21, 1994.


                             REDEMPTION OF SHARES


      Reference is made to "How to Buy, Sell, Transfer and Exchange Shares" in each Fund's Prospectus.


      Each Fund is required to redeem for cash all shares upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption.




                                      29




-----------------------------------------------------------------------------


      The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of a Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of a Fund.


      The value of shares at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by a Fund at such time.


      Each Fund has entered into a joint committed line of credit with other investment companies advised by the Manager and its affiliates and a syndicate of banks that is intended to provide each Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.


 Redemption


      A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Transfer Agent at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. Redemption requests should not be sent to a Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption requests may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less then $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent's register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies with Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.


      A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced, the address on the account has changed within the last 30 days or share certificates have been issued on the account.


      Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. A Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.




                                      30




------------------------------------------------------------------------------


      For shareholders redeeming directly with the Transfer Agent, payments will be mailed within seven days of receipt of a proper notice of redemption. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by a Fund. At various times a Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). A Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which will usually not exceed 10 days.


 Repurchase


      Each Fund also will repurchase its shares through a shareholder's listed selected securities dealer or other financial intermediary. A Fund normally will accept orders to repurchase Fund shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected dealer or other financial intermediary prior to the regular close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) on the day received, and such request is received by a Fund from such selected dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day. Dealers have the responsibility of submitting such repurchase requests to a Fund not later than 30 minutes after the close of business on the NYSE, in order to obtain that day's closing price.


      The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by a Fund (other than any applicable
 CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to a Fund. Merrill Lynch, selected securities dealers or other financial intermediaries may charge customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Repurchases made directly through the Transfer Agent on accounts held at the Transfer Agent are not subject to the processing fee. Each Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by a Fund may redeem Fund shares as set forth above.


 Reinstatement Privilege -- Class A and Class D Shares


      Shareholders who have redeemed their Class A or Class D shares of a Fund have a privilege to reinstate their accounts by purchasing Class A or Class D shares, as the case may be, of a Fund at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternatively, the reinstatement privilege may be exercised through the investor's Merrill Lynch Financial Consultant within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.






                                      31




------------------------------------------------------------------------------


                               PRICING OF SHARES


 Determination of Net Asset Value


 Reference is made to "How Shares are Priced" in each Fund's Prospectus.


      The net asset value of the shares of each class of shares of each Fund is determined by the Manager once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


      Net asset value is computed by dividing the value of the securities held by a Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the Manager and Distributor, are accrued daily.


      The per share net asset value of Class B, Class C and Class D shares generally will be lower than the per share net asset value of Class A shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to the Class D shares; moreover, the per share net asset value of the Class B and Class C shares generally will be lower than the per share net asset value of Class D shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of a Fund. The per share net asset value of Class C shares will generally be lower than the per share net asset value of Class B shares reflecting the daily expense accruals of the higher distribution fees applicable with respect to Class C shares. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.


      The Municipal Bonds and other portfolio securities in which a Fund invests are traded primarily in over-the-counter ("OTC") municipal bond and money markets and are valued at the last available bid price for long positions and at the last available ask price for short positions in the OTC market or on the basis of yield equivalents as obtained from one or more dealers that make markets in the securities. One bond is the "yield equivalent" of another bond when, taking into account market price, maturity, coupon rate, credit rating and ultimate return of principal, both bonds will theoretically produce an equivalent return to the bondholder. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their settlement prices as of the close of such exchanges. Short-term investments with a remaining maturity of 60 days or less are valued on an amortized cost basis which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Trustees of the Trust, including valuations furnished by a pricing service retained by the Trust, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trustees.



                                      32

-----------------------------------------------------------------------------


 Computation of Offering Price Per Share





      California Fund. An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of California Fund based on the value of California Fund's net assets and number of shares outstanding on August 31, 2000 is set forth below.





                                                      Class A          Class B        Class C              Class D
                                                  ------------      -----------      ----------       -------------

 Net Assets                                       $31,868,647       $200,408,704     $10,261,949      $193,496,715
                                                  ------------      ------------     -----------      -------------
 Number of Shares Outstanding                       2,830,174         17,792,261         911,220        17,180,419
                                                  ------------      ------------     -----------      --------------

 Net Asset Value Per Share (net assets
    divided by number of shares
    outstanding)                                  $     11.26       $      11.26     $     11.26      $      11.26

 Sales Charge (for Class A and
    Class D shares: 4.00% of offering price;
    4.17% of net asset value per share)*                  .47                 **              **               .47
                                                  ------------      ------------     ------------     -------------
 Offering Price                                   $     11.73       $      11.26     $     11.26      $      11.73
                                                  ------------      ------------     ------------     -------------



      California Insured Fund. An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of California
 Insured Fund based on the value of California Insured Fund's net assets and number of shares outstanding on August 31, 2000 is set forth below.



                                                      Class A          Class B        Class C         Class D
                                                  ------------      -----------      -----------      -------------
 Net Assets                                       $ 7,852,222       $ 48,068,903     $ 2,813,896      $  7,865,078
                                                  ------------      -----------      -----------      -------------
 Number of Shares Outstanding                       772,889            4,730,725         277,079           773,642
                                                  ------------      ------------     -----------      -------------

 Net Asset Value Per Share (net assets
    divided by number of shares
    outstanding)                                  $     10.16       $      10.16     $     10.16      $      10.17
 Sales Charge (for Class A and
    Class D shares: 4.00% of offering price;
    4.17% of net asset value per share)*                  .42                 **              **               .42
                                                   -----------      ------------     ------------     ------------
 Offering Price                                   $     10.58       $      10.16     $     10.16      $      10.59
                                                   -----------      -------------    ------------     ------------




---------
* Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.

** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares -- Contingent Deferred Sales Charges -- Class B Shares" and "-- Contingent Deferred Sales Charges -- Class C Shares" herein.




                            PORTFOLIO TRANSACTIONS





 Transactions in Portfolio Securities



      Subject to policies established by the Trustees, the Manager is primarily responsible for the execution of each Fund's portfolio transactions. The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities of a Fund. Where possible, the Trust deals directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. It is the policy of the Trust to obtain the best results in conducting portfolio transactions for a Fund, taking into account such factors as price (including the applicable dealer spread or commission), the size, type and difficulty of the transaction involved, the firm's general execution and operations facilities and the firm's risk in positioning the securities involved. The portfolio securities of a Fund generally are traded on a principal basis and normally do not involve either brokerage commissions or transfer taxes. The cost of portfolio securities transactions of a Fund primarily consists of dealer or underwriter spreads. While reasonable competitive spreads or the commissions are sought, the Fund will not necessarily be paying the lowest spread or



                                      33




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 commission available. Transactions with respect to the securities of small and emerging growth companies in which a Fund may invest may involve specialized services on the part of the broker or dealer and thereby entail higher commissions or spreads than would be the case with transactions involving more widely traded securities.


      Subject to obtaining the best net results, dealers who provide supplemental investment research (such as information concerning tax-exempt securities, economic data and market forecasts) to the Manager may receive orders for transactions by a Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Manager under each Management Agreement and the expense of the Manager will not necessarily be reduced as a result of the receipt of such supplemental information. Supplemental investment research obtained from such dealers might be used by the Manager in servicing all of its accounts and all such research might not be used by the Manager in connection with a Fund. Consistent with the Conduct Rules of the NASD and policies established by the Trustees of the Trust, the Manager may consider sales of shares of a Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for a Fund.


      Because of the affiliation of Merrill Lynch with the Manager, each Fund is prohibited from engaging in certain transactions involving such firm or its affiliates except pursuant to an exemptive order under the Investment Company Act. Included among such restricted transactions are purchases from or sales to Merrill Lynch of securities in transactions in which it acts as principal. Under an exemptive order, the Trust may effect principal transactions with Merrill Lynch in high quality, short-term, tax-exempt securities subject to conditions set forth in such order. California Fund executed no transactions under the order for the fiscal years ended August 31, 1998 and 2000, but executed one such transaction, having an approximate aggregate market value of $4,800,000 for the fiscal year ended August 31, 1999. California Insured Fund executed no transactions under the order for the fiscal years ended August 31 1998, 1999 and 2000.


      An affiliated person of the Trust may serve as broker for a Fund in OTC transactions conducted on an agency basis. Certain court decisions have raised questions as to the extent to which investment companies should seek exemptions under the Investment Company Act in order to seek to recapture underwriting and dealer spreads from affiliated entities. The Trustees have considered all factors deemed relevant and have made a determination not to seek such recapture at this time. The Trustees will reconsider this matter from time to time.


      Neither Fund may purchase securities, including Municipal Bonds, during the existence of any underwriting syndicate of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Trustees of the Trust which either comply with rules adopted by the Commission or with interpretations of the Commission staff. Rule 10f-3 under the Investment Company Act sets forth conditions under which a Fund may purchase Municipal Bonds from an underwriting syndicate of which Merrill Lynch is a member. The rule sets forth requirements relating to, among other things, the terms of an issue of Municipal Bonds purchased by a Fund, the amount of Municipal Bonds that may be purchased in any one issue and the assets of a Fund that may be invested in a particular issue.


      Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for a Fund in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from a Fund and annual statements as to aggregate compensation will be provided to a Fund. Securities may be held by, or be appropriate investments for, a Fund as well as other funds or investment advisory clients of the Manager or MLIM.


      Because of different objectives or other factors, a particular security may be bought for one or more clients of the Manager or an affiliate when one or more clients of the Manager or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Fund or other clients or funds for which the Manager or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent




                                      34




------------------------------------------------------------------------------


 that transactions on behalf of more than one client of the Manager or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.





                             SHAREHOLDER SERVICES



      Each Fund offers a number of shareholder services and investment plans described below that are designed to facilitate investment in shares of a Fund. Full details as to each of such services, copies of the various plans and instructions as to how to participate in the various services or plans, or how to change options with respect thereto, can be obtained from a Fund, by calling the telephone number on the cover page hereof, or from the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary.



 Investment Account


      Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of dividends. The statements will also show any other activity in the account since the preceding statement. Shareholders will also receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of ordinary income dividends and capital gains distributions. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time by mailing a check directly to the Transfer Agent. A shareholder may also maintain an account through Merrill Lynch, a selected dealer or other financial intermediary. Upon the transfer of shares out of a Merrill Lynch brokerage account or an account maintained with a selected securities dealer or other financial intermediary, an Investment Account in the transferring shareholder's name may be opened automatically at the Transfer Agent.


      Share certificates are issued only for full shares and only upon the specific request of a shareholder who has an Investment Account. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Transfer Agent.


      Shareholders may transfer their Fund shares from Merrill Lynch, a selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, the shareholder must either (i) redeem his or her shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for the benefit of the shareholder whether the securities dealer has entered into a selected dealer agreement or not.


 Exchange Privilege


      U.S. shareholders of each class of shares of each Fund have an exchange privilege with certain other Select Pricing Funds and Summit Cash Reserves Fund ("Summit"), a series of Financial Institutions Series Trust, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by holders of Class A, Class B, Class C and Class D shares of Select Pricing Funds. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege and any shares utilized in an exchange must have been held by the shareholder for at least 15 days. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes. Such treatment may also apply for state and local tax purposes.


      Exchanges of Class A and Class D Shares. Class A shareholders may exchange Class A shares of a Fund for Class A shares of a second Select Pricing Fund if the shareholder holds any Class A shares of the second fund in his or her account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase




                                      35




-----------------------------------------------------------------------------


 Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second Select Pricing Fund, but does not hold Class A shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second Select Pricing Fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund. Class D shares are exchangeable with shares of the same class of other Select Pricing Funds.


 Exchanges of Class A or Class D shares outstanding ("outstanding Class A or Class D shares") for Class A or Class D shares of other Select Pricing Funds or Class A shares of Summit ("new Class A or Class D shares") are transacted on the basis of relative net asset value per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class D shares and the sales charge payable at the time of the exchange on the new Class A or Class D shares. With respect to outstanding Class A or Class D shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charges paid with respect to such Class A or Class D shares in the initial purchase and any subsequent exchange. Class A or Class D shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class D shares. For purposes of the exchange privilege, Class A or Class D shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A or Class D shares on which the dividend was paid. Based on this formula, Class A and Class D shares generally may be exchanged into the Class A or Class D shares, respectively, of the other funds with a reduced sales charge or without a sales charge.


      Exchanges of Class B and Class C Shares. Certain Select Pricing Funds with Class B or Class C shares outstanding ("outstanding Class B or Class C shares") offer to exchange their Class B or Class C shares for Class B or Class C shares, respectively, of certain other Select Pricing Funds or for Class B shares of Summit ("new Class B or Class C shares") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of a Fund exercising the exchange privilege will continue to be subject to that Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of a Fund acquired through use of the exchange privilege will be subject to that Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the fund from which the exchange has been made. For purposes of computing the CDSC that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is "tacked" to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B or Class C shares of a Fund for those of Merrill Lynch Small Cap Value Fund, Inc. ("Small Cap Value Fund") after having held a Fund's Class B shares for two and a half years. The 2% CDSC that generally would apply to a redemption would not apply to the exchange. Three years later the investor may decide to redeem the Class B shares of Small Cap Value Fund and receive cash. There will be no CDSC due on this redemption, since by "tacking" the two and a half year holding period of Fund Class B shares to the three-year holding period for the Small Cap Value Fund Class B shares, the investor will be deemed to have held the Small Cap Value Fund Class B shares for more than five years.


      Exchanges for Shares of a Money Market Fund. Class A and Class D shares are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class A or Class D shares of Select Pricing Funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of Select Pricing Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain Merrill Lynch fee-based programs for which alternative exchange arrangements may exist. Please see your Merrill Lynch Financial Consultant for further information.




                                      36




-------------------------------------------------------------------------------



      Prior to October 12, 1998, exchanges from the Funds and other Select Pricing Funds into a money market Fund were directed to certain Merrill Lynch-sponsored money market funds other than Summit. Shareholders who have exchanged Select Pricing Fund shares for shares of such other money market funds and subsequently wish to exchange those money market fund shares for shares of a Fund will be subject to the CDSC schedule applicable to such Fund shares, if any. The holding period for those money market fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on such shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the holding period for Class B or Class C shares received in exchange for such money market fund shares will be aggregated with the holding period for the original Select Pricing Fund shares for purposes of reducing the CDSC or satisfying the Conversion Period. However, the holding period for Class B or Class C shares of a fund received in exchange for such money market fund shares will be aggregated with the holding period for the fund shares originally exchanged for such money market fund shares for purposes of reducing the CDSC or satisfying the Conversion Period.


      Exchanges by Participants in the MFA Program. Each Fund's exchange privilege is also modified with respect to purchases of Class A and Class D shares by investors under the MFA Program. First, the initial allocation of assets is made under the MFA Program. Then any subsequent exchange under the MFA Program of Class A or Class D shares of a Select Pricing Fund for Class A or Class D shares of a Fund will be made solely on the basis of the relative net asset values of the shares being exchanged. Therefore, there will not be a charge for any difference between the sales charge previously paid on the shares of the other Select Pricing Fund and the sales charge payable on the shares of the Fund being acquired in the exchange under the MFA Program.


      Exercise of the Exchange Privilege. To exercise the exchange privilege, a shareholder should contact his or her Merrill Lynch Financial Consultant, who will advise the revelant Fund of the exchange. Shareholders of a Fund, and shareholders of the other Select Pricing Funds with shares for which certificates have not been issued, may exercise the exchange privilege by wire through their securities dealer or other financial intermediary. Each Fund reserves the right to require a properly completed Exchange Application.


      Telephone exchange requests are also available in accounts held with the Transfer Agent for amounts up to $50,000. To request an exchange from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored in the following situations: the accountholder is deceased, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address of the account has changed within the last 30 days. Telephone exchanges may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. Each Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.


      This exchange privilege may be modified or terminated in accordance with the rules of the Commission. Each Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.



 Fee-Based Programs


      Certain fee-based programs offered by Merrill Lynch and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class A shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares which will be exchanged for Class A shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of shares held therein or the automatic exchange thereof to another class at net asset value, which may be shares of a money market fund. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs




                                      37




-----------------------------------------------------------------------------


 also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in such Program's client agreement and from the Transfer Agent at 1-800-MER-FUND or 1-800-637-3863.


 Automatic Investment Plans


      A shareholder may make additions to an Investment Account at any time by purchasing Class A shares (if he or she is an eligible Class A investor) or Class B, Class C or Class D shares at the applicable public offering price. These purchases may be made either through the shareholder's securities dealer, or by mail directly to the Transfer Agent, acting as agent for such securities dealer. Voluntary accumulation also can be made through a service known as the Fund's Automatic Investment Plan. Under the Automatic Investment Plan, a Fund would be authorized, on a regular basis, to provide systematic additions to the Investment Account of such shareholder through charges of $50 or more to the regular bank account of that shareholder by either pre-authorized checks or automated clearing house debits. An investor whose shares of a Fund are held within a CMA(r) or CBA(r) Account may arrange to have periodic investments made in such Fund in amounts of $100 or more through the CMA(r) or CBA(r) Automatic Investment Program.


 Automatic Dividend Reinvestment Plan


     Unless specific instructions are given as to the method of payment, dividends will be automatically reinvested, without sales charge, in additional full and fractional shares of a Fund. Such reinvestment will be at the net asset value of shares of the Fund as determined as of the close of business on the NYSE on the monthly payment date for such dividends. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.


      Shareholders may, at any time, elect to have subsequent dividends paid in cash, rather than reinvested in shares of a Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). If the shareholder's account is maintained with the Transfer Agent, he or she may contact the Transfer Agent in writing or by telephone (1-800-MER-FUND). For other accounts, the shareholder should contact his or her Merrill Lynch Financial Consultant, selected securities dealer or other financial intermediary. Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Funds are not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder's bank account.


 Systematic Withdrawal Plan


      A shareholder may elect to receive systematic withdrawals from his or her Investment Account by check or through automatic payment by direct deposit to his or her bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders that have acquired shares of a Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available for shareholders with shares having a value of $10,000 or more.


      At the time of each withdrawal payment, sufficient Class A, Class B, Class C or Class D shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and the class of shares to be redeemed. Redemptions will be made at net asset value as determined as of the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed as of the close of business on the NYSE on the following business day. The check for the withdrawal payment will be mailed, or the


                                      38
------------------------------------------------------------------------------


 direct deposit of the withdrawal payment will be made, on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends and distributions on all shares in the Investment Account are automatically reinvested in shares of the relevant Fund. A shareholder's Systematic Withdrawal Plan may be terminated at any time, without charge or penalty, by the shareholder, the relevant Fund, the Transfer Agent or the Distributor.


      With respect to redemptions of Class B or Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class D shares, the systematic withdrawal plan will be applied thereafter to Class D shares if the shareholder so elects. If an investor wishes to change the amount being withdrawn in a systematic withdrawal plan the investor should contact his or her Merrill Lynch Financial Consultant.


      Withdrawal payments should not be considered as dividends. Each withdrawal is a taxable event. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. The Funds will not knowingly accept purchase orders for shares of a Fund from investors that maintain a Systematic Withdrawal Plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Automatic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.


      Alternatively, a shareholder whose shares are held within a CMA(r) or CBA(r) Account may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA(r) or CBA(r) Systematic Redemption Program. The minimum fixed dollar amount redeemable is $50. The proceeds of systematic redemptions will be posted to the shareholder's account three business days after the date the shares are redeemed. All redemptions are made at net asset value. A shareholder may elect to have his or her shares redeemed on the first, second, third or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, the shareholder may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net asset value on the next business day. The CMA(r) or CBA(r) Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automated Investment Program. For more information on the CMA(r) or CBA(r) Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Consultant.



                              DIVIDENDS AND TAXES


  Dividends


      The net investment income of each Fund is declared as dividends daily prior to the determination of the net asset value which is calculated as of the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) on that day. The net investment income of a Fund for dividend purposes consists of interest earned on portfolio securities, less expenses, in each case computed since the most recent determination of net asset value. Expenses of each Fund, including the management fees and the account maintenance and distribution fees, are accrued daily. Dividends of net investment income are declared daily and reinvested monthly in the form of additional full and fractional shares of a Fund at net asset value as of the close of business on the "payment date" unless the shareholder elects to receive such dividends in cash. Shares will accrue dividends as long as they are issued and outstanding. Shares are issued and outstanding from the settlement date of a purchase order to the day prior to the settlement date of a redemption order.


      All net realized capital gains, if any, are declared and distributed to each Fund's shareholders at least annually. Capital gain dividends will be reinvested automatically in shares of the respective Fund unless the shareholder elects to receive such dividends in cash.




                                      39




------------------------------------------------------------------------------


      The per share dividends on each class of shares will be reduced as a result of any account maintenance, distribution and transfer agency fees applicable to that class. See "Pricing of Shares -- Determination of Net Asset Value."


      See "Shareholder Services" for information as to how to elect either dividend reinvestment or cash payments. Portions of dividends which are taxable to shareholders as described below are subject to income tax whether they are reinvested in shares of a Fund or received in cash.





 Taxes


      The Trust intends to continue to qualify each Fund for the special tax treatment afforded regulated investment companies ("RICs") under the Code. As long as it so qualifies, a Fund (but not its shareholders) will not be subject to Federal income tax to the extent that it distributes its net investment income and net realized capital gains. The Trust intends to cause each Fund to distribute substantially all of such income.


      As discussed in "General Information -- Description of Shares," the Trust has established two series, each referred to herein as a "Fund." Each Fund is treated as a separate corporation for Federal income tax purposes. Each Fund, therefore, is considered to be a separate entity in determining its treatment under the rules for RICs described in its Prospectus and herein. Losses in one Fund do not offset gains in another Fund, and the requirements (other than certain organizational requirements) for qualifying for RIC status will be determined at the Fund level rather than at the Trust level.


      The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. The required distributions, however, are based only on the taxable income of a RIC. The excise tax, therefore, generally will not apply to the tax-exempt income of a RIC, such as a Fund, that pays exempt-interest dividends.


      The Trust intends to qualify each Fund to pay "exempt-interest dividends" as defined in Section 852(b)(5) of the Code. Under such section if, at the close of each quarter of a Fund's taxable year, at least 50% of the value of such Fund's total assets consists of obligations the interest on which is excludable from gross income for Federal income tax purposes ("tax-exempt obligations") under Section 103(a) of the Code (relating generally to obligations of a state or local governmental unit), the Fund shall be qualified to pay exempt-interest dividends to its Class A, Class B, Class C and Class D shareholders (together, the "shareholders"). Exempt-interest dividends are dividends or any part thereof paid by a Fund that are attributable to interest on tax-exempt obligations and designated by the Trust as exempt-interest dividends in a written notice mailed to such Fund's shareholders within 60 days after the close of the Fund's taxable year. Each Fund will allocate interest from tax-exempt obligations (as well as ordinary income, capital gains and tax preference items discussed below) among the Class A, Class B, Class C and Class D shareholders according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of shares) that is based upon the gross income that is allocable to the Class A, Class B, Class C and Class D shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe.


      Exempt-interest dividends will be excludable from a shareholder's gross income for Federal income tax purposes. Exempt-interest dividends are included, however, in determining the portion, if any, of a person's social security and railroad retirement benefits subject to Federal income taxes. Interest on indebtedness incurred or continued to purchase or carry shares of a RIC paying exempt-interest dividends, such as a Fund, will not be deductible by the investor for Federal income tax purposes or for California income tax purposes to the extent attributable to exempt-interest dividends. Shareholders are advised to consult their tax advisers with respect to whether exempt-interest dividends retain the exclusion under Code Section 103(a) if a shareholder would be treated as a "substantial user" or "related person" under Code Section 147(a) with respect to property financed with the proceeds of an issue of IDBs or PABs, if any, held by a Fund.


      The portion of a Fund's exempt-interest dividends paid from interest received by that Fund from California Municipal Bonds also will be exempt from California income taxes if, at the close of each quarter of that Fund's taxable year, at least 50% of the value of that Fund's total assets consists of California Municipal Bonds. The Fund intends to invest at least 50% of its assets in California Municipal Bonds at all times. Shareholders subject to




                                      40




------------------------------------------------------------------------------


 income taxation by states other than California will realize a lower after-tax rate of return than California shareholders since the dividends distributed by a Fund generally will not be exempt, to any significant degree, from income taxation by such other states. The Trust will inform shareholders annually regarding the portion of a Fund's distributions that constitutes exempt-interest dividends and the portion that is exempt from California income taxes. The Trust will allocate exempt-interest dividends among Class A, Class B, Class C and Class D shareholders for California income tax purposes based on a method similar to that described above for Federal income tax purposes.


      Distributions from investment income and capital gains, including exempt-interest dividends, will be subject to California franchise tax if received by a corporate shareholder subject to such tax and may also be subject to state taxes in states other than California and to local taxes imposed by certain cities within and outside of California. Accordingly, investors in a Fund including, in particular, corporate investors that may be subject to the California corporate franchise tax should consult their tax advisers with respect to the application of such taxes to an investment in a Fund, to the receipt of Fund dividends and as to their California tax situation in general.


      To the extent a Fund's distributions are derived from interest on its taxable investments or from an excess of net short-term capital gains over net long-term capital losses ("ordinary income dividends"), such distributions are considered ordinary income for Federal income tax purposes and California income tax purposes. Distributions, if any, from an excess of net long-term capital gains over net short-term capital losses derived from the sale of securities or from certain transactions in futures or options ("capital gain dividends") are taxable as long-term capital gains for Federal income tax purposes, regardless of the length of time the shareholder has owned Fund shares, and for California income tax purposes, are treated as capital gains which are taxed at ordinary income tax rates. Certain categories of capital gains are taxable at different rates. Generally not later than 60 days after the close of a Fund's taxable year, the Trust will provide its shareholders with a written notice designating the amounts of any exempt-interest dividends and capital gain dividends, as well as any amount of capital gain dividends in the different categories of capital gain referred to above. Distributions by a Fund, whether from exempt-interest income, ordinary income or capital gains, will not be eligible for the dividends received deduction allowed to corporations under the Code.


      All or a portion of a Fund's gains from the sale or redemption of tax-exempt obligations purchased at a market discount will be treated as ordinary income rather than capital gain. This rule may increase the amount of ordinary income dividends received by shareholders. Distributions in excess of a Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Any loss upon the sale or exchange of Fund shares held for six months or less will be disallowed to the extent of any exempt-interest dividends received by the shareholder. In addition, any such loss that is not disallowed under the rule stated above will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. If a Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by such Fund and received by its shareholders on December 31 of the year in which such dividend was declared.


      The Code subjects interest received on certain otherwise tax-exempt securities to a Federal alternative minimum tax. The alternative minimum tax applies to interest received on certain PABs issued after August 7, 1986. PABs are bonds which, although tax-exempt, are used for purposes other than those generally performed by governmental units and which benefit non-governmental entities (e.g., bonds used for industrial development or housing purposes). Income received on such bonds is classified as an item of "tax preference," which could subject certain investors in such bonds, including shareholders of a Fund, to an alternative minimum tax. Each Fund will purchase such PABs and the Trust will report to shareholders within 60 days after calendar year-end the portion of a Fund's dividends declared during the year which constitute an item of tax preference for alternative minimum tax purposes. The Code further provides that corporations are subject to a Federal alternative minimum tax based, in part, on certain differences between taxable income as adjusted for other tax preferences and the corporation's "adjusted current earnings," which more closely reflect a corporation's economic income. Because an exempt-interest dividend paid by a Fund will be included in adjusted current earnings, a corporate shareholder may be required to pay a Federal alternative minimum tax on exempt-interest dividends paid by a Fund.




                                      41




----------------------------------------------------------------------------



      Each Fund may invest in high yield securities, as described herein. Furthermore, a Fund may also invest in instruments the return on which includes non-traditional features such as indexed principal or interest payments ("non-traditional instruments"). These instruments may be subject to special tax rules under which a Fund may be required to accrue and distribute income before amounts due under the obligations are paid. In addition, it is possible that all or a portion of the interest payments on such high yield securities and/or non-traditional instruments could be recharacterized as taxable ordinary income.


      No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted and the holding period of the acquired Class D shares will include the holding period for the converted Class B shares. Shareholders should consult their tax advisers regarding the state and local tax consequences of the conversion or exchange of shares.


      If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent any sales charge paid to a Fund reduces any sales charge the shareholder would have owed upon purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.


      A loss realized on a sale or exchange of shares of a Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.


      Ordinary income dividends paid to shareholders that are nonresident aliens or foreign entities will be subject to a 30% United States withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the United States withholding tax.


      Under certain provisions of the Code, some shareholders may be subject to a 31% withholding tax on certain ordinary income dividends and on capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Trust or who, to the Trust's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such shareholder is not otherwise subject to backup withholding.


      The Code provides that every person required to file a tax return must include for information purposes on such return the amount of exempt-interest dividends received from all sources (including each Fund) during the taxable year.


 Tax Treatment of Options and Futures Transactions


      Each Fund may purchase and sell municipal bond index futures contracts and interest rate futures contracts on U.S. Government securities ("financial futures contracts"). Each Fund may also purchase and write call and put options on such financial futures contracts. In general, unless an election is available to a Fund or an exception applies, such options and futures contracts that are "Section 1256 contracts" will be "marked to market" for Federal income tax purposes at the end of each taxable year (i.e., each such option or financial futures contract will be treated as sold for its fair market value on the last day of the taxable year), and any gain or loss attributable to Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. Application of these rules to Section 1256 contracts held by a Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by a Fund solely to reduce the risk of changes in price or interest rates with respect to its investments.


      Code Section 1092, which applies to certain "straddles," may affect the taxation of a Fund's sales of securities and transactions in financial futures contracts and related options. Under Section 1092, a Fund may be required to postpone recognition for tax purposes of losses incurred in certain sales of securities and certain closing transactions in financial futures contracts or the related options.




                                      42




----------------------------------------------------------------------------


      The foregoing is a general and abbreviated summary of the applicable provisions of the Code, Treasury regulations and California tax laws presently in effect. For the complete provisions, reference should be made to the pertinent Code sections, the Treasury regulations promulgated thereunder and California tax laws. The Code and the Treasury regulations, as well as the California tax laws, are subject to change by legislative, judicial or administrative action either prospectively or retroactively.


      Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes.



                               PERFORMANCE DATA


      From time to time a Fund may include its yield, tax-equivalent yield, average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return, yield and tax-equivalent yield figures are based on a Fund's historical performance and are not intended to indicate future performance. Average annual total return, yield and tax-equivalent yield are determined separately for Class A, Class B, Class C and Class D shares in accordance with formulas specified by the Commission.


      Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares.


      Yield quotations will be computed based on a 30-day period by dividing
 (a) the net income based on the yield of each security earned during the period by (b) the average daily number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period. Tax equivalent yield quotations will be computed by dividing (a) the part of a Fund's yield that is tax-exempt by (b) one minus a stated tax rate and (c) adding the result to that part, if any, of such Fund's yield that is not tax-exempt.


      Each Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.




                                      43




-----------------------------------------------------------------------------



      Set forth below is the total return, yield and tax-equivalent yield information for Class A, Class B, Class C and Class D shares of each Fund for the periods indicated.




 California Fund.






                                Class A Shares      Class B Shares      Class C Shares     Class D Shares
                                ----------          ----------          ----------         ----------
                                Expressed as        Expressed as        Expressed as       Expressed as
                                a percentage        a percentage        a percentage       a percentage
                                based on a          based on a          based on a         based on a
                                hypothetical        hypothetical        hypothetical       hypothetical
Period                       $1,000 investment   $1,000 investment   $1,000 investment   $1,000 investment
------                       -----------------   ------------------- -----------------   -----------------
                                                    Average Annual Total Return
                                            (including maximum applicable sales charge)
 One Year Ended August 31, 2000     2.74%             2.48%               5.37%             2.64%
 Five Years Ended August 31,
    2000                            4.81%             5.13%               5.03%             4.70%
 Ten Years Ended August 31,
    2000                            6.33%             6.23%                --                  --
 Inception (October 21, 1994)
    to August 31, 2000               ---               ---                5.80%             5.60%
                                                            Yield
 30 days ended August 31, 2000      4.46%             4.15%               4.05%             4.37%
                                                         Tax Equivalent Yield*
 30 days ended August 31, 2000      6.19%             5.76%               5.63%             6.07%


------------
 * Based on a Federal income tax rate of 28%.




 California Insured Fund.







                                Class A Shares      Class B Shares      Class C Shares     Class D Shares
                                ----------          ----------          ----------         ----------
                                Expressed as        Expressed as        Expressed as       Expressed as
                                a percentage        a percentage        a percentage       a percentage
                                based on a          based on a          based on a         based on a
                                hypothetical        hypothetical        hypothetical       hypothetical
Period                       $1,000 investment   $1,000 investment   $1,000 investment   $1,000 investment
------                       -----------------   ------------------- -----------------   -----------------
                                                    Average Annual Total Return
                                            (including maximum applicable sales charge)
 One Year Ended August 31, 2000     2.99%             2.74%               5.74%             2.98%
 Five Years Ended August 31, 2000   5.27%             5.60%               5.51%             5.18%
 Inception (February 26, 1993)
    to August 31, 2000              4.86%             4.90%                --                 --
 Inception (October 21, 1994)
    to August 31, 2000               --                --                 6.30%             6.11%
                                                                 Yield
 30 days ended August 31, 2000      4.40%             4.08%               3.98%             4.30%
                                                    Tax Equivalent Yield*
 30 days ended August 31, 2000      6.11%             5.67%               5.53%             5.97%



------------
 * Based on a Federal income tax rate of 28%.


      In order to reflect the reduced sales charges in the case of Class A or Class D shares, or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under "Purchase of Shares" the total return data quoted by a Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC, and, therefore, may reflect greater total return since, due to the reduced sales charges or the waiver of CDSCs, a lower amount of expenses may be deducted.


      On occasion, each Fund may compare its performance to the Lehman Brothers Municipal Bond Index or other market indices or to performance data published by Lipper Analytical Services, Inc., Morningstar Publications Inc. ("Morningstar"), CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, Business Week, Forbes Magazine, Fortune Magazine or other industry publications. When comparing its performance to a market index, a Fund may refer to various statistical measures derived from the historic performance of that Fund and the index such as standard deviation and beta. In addition, from time to time a Fund may include the Fund's Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature. As with other performance data, performance comparisons should not be considered indicative of a Fund's relative performance for any future period.




                                      44




-----------------------------------------------------------------------------


      Each Fund may provide information designed to help investors understand how a Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of a Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of a Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. Each Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of a Fund's relative performance for any future period.



                              GENERAL INFORMATION



 Description of Shares


      The Trust is a business trust organized on March 20, 1985 under the laws of Massachusetts. The Trust is an open-end management investment company comprised of separate series ("Series"), each of which is a separate portfolio offering shares to selected groups of purchasers. The Trust is presently comprised of California Fund and California Insured Fund. The Trustees are authorized to create an unlimited number of Series and, with respect to each Series, to issue an unlimited number of full and fractional shares of beneficial interest, par value $.10 per share, of different classes and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Series. Shareholder approval is not necessary for the authorization of additional Series or classes of a Series of the Trust.


      At the date of this Statement of Additional Information, the shares of each Fund are divided into Class A, Class B, Class C and Class D shares. Class A, Class B, Class C and Class D shares represent interests in the same assets of each Fund and are identical in all respects except that Class B, Class C and Class D shares bear certain expenses related to the account maintenance and/or distribution of such shares and have exclusive voting rights with respect to matters relating to such account maintenance and/or distribution expenditures (except that Class B shares have certain voting rights with respect to Class D expenditures). The Board of Trustees of the Trust may classify and reclassify the shares of any Series into additional or other classes at a future date.


      All shares of the Trust have equal voting rights, except that only shares of the respective Series are entitled to vote on matters concerning only that Series and, as noted above, Class B, Class C and Class D shares have exclusive voting rights with respect to matters relating to the account maintenance and/or distribution expenses, as appropriate, being borne solely by such class. Each issued and outstanding share of a Series is entitled to one vote and to participate equally in dividends and distributions with respect to that Series and, upon liquidation or dissolution of the Series, in the net assets of such Series remaining after satisfaction of outstanding liabilities, except that, as noted above, expenses relating to distribution and/or account maintenance of the Class B, Class C and Class D shares are borne solely by the respective class. There normally will be no meeting of shareholders for the purposes of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Shareholders may, in accordance with the terms of the Declaration of Trust, cause a meeting of shareholders to be held for the purpose of voting on the removal of Trustees. Also, the Trust will be required to call a special meeting of shareholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements, of a material increase in distribution fees or of a change in the fundamental policies, objectives or restrictions of a Series.


      The obligations and liabilities of a particular Series are restricted to the assets of that Series and do not extend to the assets of the Trust generally. The shares of each Series, when issued, will be fully paid and nonassessable, have no preference, preemptive or similar rights and will be freely transferable. Conversion and redemption rights are set forth elsewhere herein and in each Fund's Prospectus. Shares do not have cumulative voting rights and the holders of more than 50% of the shares of the Trust voting for the election of Trustees can elect all of the Trustees if they choose to do so and in such event the holders of the remaining shares would not be able to elect any Trustees. No amendments may be made to the Declaration of Trust, other than amendments necessary to conform




                                      45




------------------------------------------------------------------------------


 the Declaration to certain laws or regulations, to change the name of the Trust, or to make certain non-material changes, without the affirmative vote of a majority of the outstanding shares of the Trust, or of the affected Series or class, as applicable.


      Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the trust's obligations. However, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the trust itself was unable to meet its obligations.


      The Manager provided the initial capital for each Fund by purchasing 10,000 shares of the Fund for $100,000. Such shares were acquired for investment and can only be disposed of by redemption. If additional Series are added to the Trust, the organizational expenses will be allocated among the Series in a manner deemed equitable by the Trustees.


 Independent Auditors


      Deloitte & Touche LLP, Princeton Forrestal Village, 116-300 Village Boulevard, Princeton, New Jersey 08540-6400, has been selected as the independent auditors of the Trust. The selection of independent auditors is subject to approval by the non-interested Trustees of the Trust. The independent auditors are responsible for auditing the annual financial statements of each Fund.


 Custodian


      The Bank of New York, 90 Washington Street, 12th Floor, New York, New York 10286, acts as the Custodian of each Fund's assets. The Custodian is responsible for safeguarding and controlling each Fund's cash and securities, handling the receipt and delivery of securities and collecting interest on each Fund's investments.


 Transfer Agent


      Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, acts as the Trust's Transfer Agent. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See "How to Buy, Sell, Transfer and Exchange Shares Through the Transfer Agent" in the Prospectus.


 Legal Counsel

      Brown & Wood LLP, One World Trade Center, New York, New York 10048-0557, is counsel for the Trust.


 Reports to Shareholders


      The fiscal year of each Fund ends on August 31 of each year. The Trust sends to each Fund's shareholders, at least semi-annually, reports showing each Fund's portfolio and other information. An annual report, containing financial statements audited by independent auditors, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.


 Shareholder Inquiries


      Shareholder inquiries may be addressed to a Fund at the address or telephone number set forth on the cover page of this Statement of Additional Information.


 Additional Information


      The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Trust has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.




                                      46




------------------------------------------------------------------------------


      The Declaration of Trust establishing the Trust dated March 20, 1985, a copy of which, together with all amendments thereto (the "Declaration") is on file in the office of the Secretary of the Commonwealth of Massachusetts provides that the name "Merrill Lynch California Municipal Series Trust" refers to the Trustees under the Declaration collectively as the Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability; nor shall resort be had to any such person's private property for the satisfaction of any obligation or claim of the Trust but the "Trust Property" (as defined in the Declaration) only shall be liable.


      Under a separate agreement, ML & Co. has granted the Trust the right to use the "Merrill Lynch" name and has reserved the right to withdraw its consent to the use of such name by the Trust at any time or to grant the use of such name to any other company, and the Trust has granted ML & Co. under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.


      To the knowledge of the Trust, the following persons or entities owned of record or beneficially 5% or more of the respective Fund's shares as of December 1, 2000.



                                                              Percent
 Name                            Address                      of Class
 -------                         -------------                -------------
 California Fund
 Merrill Lynch Trust Company     P.O. Box 30532               6.30% Class A
                                 New Brunswick, NJ 08989      6.00% Class B

 California Insured Fund
 Oscar Shankman TTEE of          2345 S. Caliente Road        8.99% Class A
 Fund B Under the Shankman       Palm Springs, CA 92264
 Living Trust DTD 5/13/76

 Oscar Shankman TTEE             2345 S. Caliente Road        7.29% Class A
 of Fund A-2 Under the Shankman  Palm Springs, CA 92264
 Living Trust DTD 5/13/76

 Jack L. Smith TTEE              726 Widgeon Street           7.28% Class A
 Roberta Smith TTEE              Foster City, CA 94404
 U/A DTD 04/03/95
 Smith Family Trust

 Leroy H. Brettin TTEE           215 Poppy Avenue             9.58% Class C
 Ida M. Brettin TTEE             Corona Del Mar, CA 92625
 U/A DTD 04/28/87
 By Leroy H. and Ida M. Brettin

 Mrs. Sephra S. Reed TTEE        1499 Sutter Street, #309     7.88% Class C
 U/A DTD 04/06/1999              San Francisco, CA 94109
 By Sephra S. Read

 Hazel M. Davis TTEE             13381 Del Monte Drive, #28G  6.55% Class C
 U/A DTD 04/11/1996              Seal Beach, CA 90740
 By Vernon D. Davis, et al.

 Edna Drachman TTEE              53 Tunnel Road               6.39% Class C
 U/A DTD 08/22/91                Berkeley, CA 94705
 Jaime and Edna Drachman Trust A

 Dr. Dien Van Pham               855 East Anaheim Street      6.02% Class C
 and Nhien Troung Pham, JTWROS   Long Beach, CA 90813

 Oscar Shankman TTEE Fund A-1    2345 S. Caliente Road        21.29% Class D
 Under the Shankman Living Trust Palm Springs, CA 92264
 DTD 5/13/76





                                      47




------------------------------------------------------------------------------




                                                              Percent
 Name                            Address                      of Class
 -------                         -------------                -------------
 J. Taylor Crandall              201 Main Street, #3100       11.02% Class D
                                 Fort Worth, TX 76102

 Ronald L. Webb, MD
 Separate Property               3672 Happy Valley            6.82% Class D
                                 Lafayette, CA 94549





                             FINANCIAL STATEMENTS


      Each Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2000 Annual Report. You may request a copy of the Annual Report at no charge by calling (800) 637-3863 ext. 789 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.




                                      48






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